                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

                                     AMONG

                               MMI MEDICAL, INC.

                        MMI ACQUISITION SUBSIDIARY, INC.

                               MEDIQ INCORPORATED

                                      AND

                 MEDIQ EQUIPMENT AND MAINTENANCE SERVICES, INC.

                       __________________________________

                                  May 18, 1994

                       __________________________________

                               TABLE OF CONTENTS

RECITALS.....................................................................................................          1
AGREEMENT....................................................................................................          1

ARTICLE I   DEFINITIONS......................................................................................          1

ARTICLE II   PLAN OF REORGANIZATION..........................................................................          5
     2.1     Board of Directors' and Shareholders' Approval..................................................          5
     2.2     The Merger......................................................................................          5
     2.3     The Closing.....................................................................................          6
     2.4     Effective Time..................................................................................          6
     2.5     Restricted Securities...........................................................................          6
     2.6     Reorganization..................................................................................          7
     2.7     Certificate of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation.......          7

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF MEDIQ REGARDING MEDIQ AND MEDIQ SUB COMMON STOCK.............          7
     3.1     MEDIQ Sub Common Stock..........................................................................          7
     3.2     Organization and Standing.......................................................................          8
     3.3     Authority, Approval and Enforceability..........................................................          8
     3.4     Investment Intent...............................................................................          9

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF MEDIQ AND MEDIQ SUB REGARDING MEDIQ SUB.......................          9
     4.1     Organization and Standing.......................................................................          9
     4.2     Capitalization..................................................................................          9
     4.3     Subsidiaries....................................................................................         10
     4.4     Authority, Approval and Enforceability..........................................................         10
     4.5     Financial Statements............................................................................         11
     4.6     Absence of Certain Changes to MEDIQ Sub.........................................................         11
     4.7     Properties......................................................................................         13
     4.8     Insurance.......................................................................................         13
     4.9     Agreements......................................................................................         13
     4.10    Intellectual Property Rights....................................................................         14
     4.11    Employee Benefit Plans; ERISA...................................................................         15
     4.12    Employment Matters..............................................................................         17
     4.13    Labor Matters...................................................................................         17
     4.14    Environmental and Safety Laws...................................................................         17
     4.15    Powers of Attorney..............................................................................         18
     4.16    Compliance with Laws............................................................................         18
     4.17    Litigation; Decrees.............................................................................         19
     4.18    No Brokers......................................................................................         19
     4.19    Accuracy of Documents and Information...........................................................         19
     4.20    Compliance with Instruments.....................................................................         19
     4.21    Accounts Receivable.............................................................................         19
     4.22    Accounts Payable................................................................................         19
     4.23    Net Tangible Assets of MEDIQ Sub................................................................         19
     4.24    Inventory.......................................................................................         20
     4.25    No Undisclosed Liabilities......................................................................         20
     4.26    Related Party Transactions......................................................................         20

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF MMI AND MMI SUB................................................         20
     5.1     Organization and Standing.......................................................................         21
     5.2     MMI Shares and the Warrant......................................................................         21
     5.3     Authority, Approval and Enforceability..........................................................         21
     5.4     SEC Filings.....................................................................................         22
     5.5     Financial Statements............................................................................         23

     5.6     Capitalization..................................................................................         23
     5.7     Absence of Certain Changes to MMI...............................................................         24
     5.8     No Brokers......................................................................................         24
     5.9     Intellectual Property of MMI....................................................................         24
     5.10    Litigation; Decrees of MMI......................................................................         24
     5.11    Environmental Matters of MMI....................................................................         25

ARTICLE VI   MUTUAL COVENANTS OF MMI, MMI SUB, MEDIQ AND MEDIQ SUB...........................................         25
     6.1     Cooperation.....................................................................................         25
     6.2     Publicity.......................................................................................         25
     6.3     Best Efforts....................................................................................         26
     6.4     Warrant Agreement...............................................................................         26
     6.5     Further Assurances..............................................................................         26
     6.6     Actions Contrary to Stated Intent...............................................................         26
     6.7     Employee Matters................................................................................         26
     6.8     Tax Matters.....................................................................................         27
     6.9     Closing Balance Sheet...........................................................................         34
     6.10    Preparation of Proxy or Information Statement...................................................         35
     6.11    Suppliers and Customers.........................................................................         36

ARTICLE VII   COVENANTS OF MEDIQ AND MEDIQ SUB...............................................................         36
     7.1     No Solicitation.................................................................................         36
     7.2     Absence of Certain Changes to MEDIQ Sub.........................................................         36
     7.3     Maintenance of MEDIQ Sub's Business.............................................................         37
     7.4     Access to Information...........................................................................         38
     7.5     Transfer of MEDIQ Sub Books and Assets..........................................................         38
     7.6     Insurance.......................................................................................         39
     7.7     MEDIQ Consents..................................................................................         39
     7.8     Covenant Not to Compete.........................................................................         39
     7.9     Commitment to Vote MMI Shares...................................................................         39
     7.10    Standstill......................................................................................         40
     7.11    Commitment to Favorable Vote....................................................................         40
     7.12    Commitment to Distribute MMI Shares Free of Encumbrances........................................         40
     7.13    Merger Expenses.................................................................................         40
     7.14    Qualifications; Approvals.......................................................................         40

ARTICLE VIII   COVENANTS OF MMI..............................................................................         41
     8.1     Nomination of Two Directors to MMI Board........................................................         41
     8.2     Absence of Certain Changes to MMI...............................................................         42
     8.3     Material Operating Decisions....................................................................         42
     8.4     Access to Information...........................................................................         42
     8.5     Commitment to Favorable Vote....................................................................         43
     8.6     MEDIQ Guarantees................................................................................         43
     8.7     MMI Qualifications..............................................................................         43

ARTICLE IX   CONDITIONS TO OBLIGATIONS OF THE PARTIES........................................................         43
     9.1     Conditions to the Obligations of the MMI Parties and the MEDIQ Parties..........................         43
     9.2     Conditions to the Obligations of the MMI Parties................................................         44
     9.3     Conditions to the Obligations of the MEDIQ Parties..............................................         46

ARTICLE X   INDEMNITY........................................................................................         48
     10.1    Indemnification of MMI and the Surviving Corporation............................................         48
     10.2    Indemnification of MEDIQ........................................................................         49
     10.3    Procedure for Indemnification...................................................................         50
     10.4    Arbitration.....................................................................................         51
     10.5    Survivability of Representations, Warranties, Covenants and Agreements..........................         52
     10.6    Exclusive Remedy................................................................................         52

ARTICLE XI   REGISTRATION RIGHTS.............................................................................         53

     11.1    Definitions.....................................................................................         53
     11.2    Registration....................................................................................         53
     11.3    Obligations of MMI..............................................................................         54
     11.4    Condition Precedent.............................................................................         55
     11.5    Expenses of Registration........................................................................         55
     11.6    Indemnification.................................................................................         55
     11.7    Transfer of Registration Rights.................................................................         57

ARTICLE XII   TERMINATION....................................................................................         57
     12.1    Termination by Mutual Consent...................................................................         57
     12.2    Termination by MMI..............................................................................         57
     12.3    Termination by MEDIQ............................................................................         57
     12.4    Effect of Termination...........................................................................         58

ARTICLE XIII   MISCELLANEOUS.................................................................................         58
     13.1    Notices.........................................................................................         58
     13.2    Entire Agreement; Modifications; Waiver.........................................................         59
     13.3    Captions........................................................................................         60
     13.4    Counterparts....................................................................................         60
     13.5    Publicity.......................................................................................         60
     13.6    Successors and Assigns..........................................................................         60
     13.7    Governing Law...................................................................................         60
     13.8    Further Assurances..............................................................................         60
     13.9    Each Party to Bear Own Costs....................................................................         60
     13.10   Confidentiality and Nondisclosure Agreements....................................................         61
     13.11   Attorneys' Fees.................................................................................         61
     13.12   Knowledge.......................................................................................         61
     13.13   Third Party Beneficiaries.......................................................................         62

                             EXHIBITS AND SCHEDULES

                                                                                                            Page
Exhibit A              Form of Warrant Agreement

Exhibit B              Certificate of Incorporation

Exhibit C              Bylaws

Exhibit D              Confidentiality Agreement

Exhibit E              Form of Calculation for Net Tangible Assets of MEDIQ Sub

Exhibit F              Form of Noncompetition Agreement

Exhibit G              Form of Standstill Agreement

Exhibit H-1            Form of WSGR Opinion

Exhibit H-2            Form of MEDIQ General Counsel Opinion

Exhibit H-3            Form of MEDIQ Sub General Counsel Opinion

Exhibit I              Owings Employment Agreement

Exhibit J              Form of GD&C Opinion

Exhibit K              Form of Voting Agreement

Schedule 3.3(c)(iv)    MEDIQ Material Consents

Schedule 4.4(b)        MEDIQ Sub Material Conflicts

Schedule 4.4(c)(iv)    MEDIQ Sub Material Consents

Schedule 4.6(f)        Salary Increases

Schedule 4.6(j)        Service Agreements

Schedule 4.8           Insurance

Schedule 4.9           Significant Agreements

Schedule 4.10(a)       Intellectual Property and Royalty Obligations

Schedule 4.10(b)       Employees/Contractors Not Party to Proprietary Information and Inventions Agreement

Schedule 4.11(a)       Plans

Schedule 4.11(f)(i)    Severance Benefits

Schedule 4.11(f)(ii)   Key Employees

Schedule 4.14(c)       Shipment of Hazardous Waste

Schedule 4.17          MEDIQ Sub Litigation

Schedule 4.26          Related Party Transactions

Schedule 5.6           Capitalization of MMI

Schedule 5.7           Absence of Certain Changes to MMI

Schedule 5.8           Brokers of MMI

Schedule 5.10          MMI Litigation

Schedule 5.11(c)       MMI Environmental

Schedule 6.8           MEDIQ Sub Tax Matters

Schedule 6.11(a)       Customers of MEDIQ Sub

Schedule 6.11(b)       Suppliers of MEDIQ Sub

Schedule 7.6           MEDIQ Sub Insurance Policies

Schedule 9.2(g)        Contracts

Schedule 9.3(d)        Parties to Voting Agreement

Schedule 13.12         Persons to Whom 'Knowledge' is Attributable

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

     This Agreement of Merger and Plan of Reorganization (the 'Agreement') is entered into as of May 18, 1994 by and among MMI Medical, Inc., a California corporation ('MMI'), MMI Acquisition Subsidiary, Inc., a Delaware corporation ('MMI Sub'), MEDIQ Equipment and Maintenance Services, Inc., a Delaware corporation ('MEDIQ Sub' or the 'surviving corporation') and MEDIQ Incorporated, a Delaware corporation and sole shareholder of MEDIQ Sub ('MEDIQ').

                                  RECITALS

     A. The parties hereto intend that, subject to the terms and conditions hereinafter set forth, MMI Sub will be combined with MEDIQ Sub pursuant to one or more transactions (collectively, the 'Merger') to be completed in accordance with this Agreement and the applicable provisions of the laws of the State of Delaware, in connection with which all of the outstanding shares of the common stock of MEDIQ Sub (the 'MEDIQ Sub Common Stock') will be exchanged for 2,030,000 shares (the 'MMI Shares') of $0.01 par value common stock of MMI (the 'MMI Common Stock') and one warrant (the 'Warrant') to purchase 325,000 shares of MMI Common Stock (the 'Warrant Shares') pursuant to a Warrant Agreement (the 'Warrant Agreement') substantially in the form attached hereto as Exhibit
A. The MEDIQ Sub Common Stock shall be automatically converted into the MMI Shares and Warrants, and certificates representing MEDIQ Sub Common Stock will be exchanged for certificates representing MMI Shares and the Warrant, all as provided in this Agreement.

     B. By executing this Agreement, the parties hereto intend to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the 'Code').

                                 AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                 ARTICLE I

                                DEFINITIONS

     1.1 Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

     '1933 Act' means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     '1934 Act' means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     'Closing Date' means the date on which the Closing occurs.

     'Commercial Rights' means packaged commercially available software programs generally available to the public through retail dealers in computer software which are licensed to a Person pursuant to end-user licenses and which are used in such Person's business but are not a component of such Person's products, and related trademarks, technology and know-how.

     'Encumbrance' means any covenant, condition, restriction, voting trust arrangement, lien, charge, encumbrance, option and adverse claim or right whatsoever.

     'ERISA Affiliate' means any trade or business under common control with MEDIQ Sub at the relevant time within the meaning of Sections 414(b), (c) or (m) of the Code.

     'GAAP' means generally accepted accounting principles of the United States applied on a consistent basis.

     'Information Statement' means the information statement (and any amendment or supplement thereto) distributed to holders of shares of MMI Common Stock as contemplated in Section 6.10 hereof, and any schedules and exhibits distributed or required to be filed with the SEC in connection therewith.

     'Intellectual Property' means any patent, patent application, trademark, service mark, tradename, trademark or service mark or tradename registration or application, copyright or copyright registration or application for copyright registration, trade secret, proprietary information or process and each license or licensing agreement for any of the foregoing.

     'Lien' means any mortgage, pledge, security interest, encumbrance, restriction or adverse claim.

     'Losses' means all claims, demands, losses, costs, expenses, obligations, liabilities, damages, remedies and penalties, including interest, penalties and attorneys' fees and expenses net of any insurance proceeds or tax benefits received by such Person in respect thereof.

     'Material Adverse Effect' means any fact, event or condition, or the absence of any fact, event or condition, as the context requires, which, individually or in the aggregate, results in a material adverse effect on the business, properties, financial condition or results of operations of a Person.

     'MEDIQ Control Group' means MEDIQ, Bernard J. Korman and a trust created by agreement dated November 13, 1983, for the benefit of Bessie G. Rotko.

     'MEDIQ Parties' means MEDIQ and MEDIQ Sub, collectively.

     'MMI Parties' means MMI and MMI Sub, collectively.

     'Net Tangible Assets of MEDIQ Sub' means the amount by which the shareholders' equity of MEDIQ Sub exceeds the aggregate of goodwill, patents, copyrights, trademarks and other similar intangible items (other than deferred taxes), all as determined and computed in accordance with GAAP except that the expenses and liabilities incurred by MEDIQ Sub explicitly contemplated in
Section 13.9 hereof (as limited by Section 7.13 hereof) shall be disregarded and excluded from the calculation of Net Tangible Assets.

     'Noncompetition Shares' means the 20,000 shares of MMI Common Stock issued to MEDIQ pursuant to and in accordance with the terms and conditions of the Noncompetition Agreement.

     'Party' and 'Parties' means MMI, MMI Sub, MEDIQ and MEDIQ Sub, individually and collectively, respectively.

     'Person' means any individual, sole proprietorship, partnership, joint venture, trust incorporated organization, association, corporation, institution, party, entity or governmental authority.

     'Proxy Statement' means the letter to shareholders, the notice of meeting, proxy statement and form of proxy (and any amendment or supplement thereto) distributed to holders of shares of MMI Common Stock in connection with a Special Meeting described in Section 6.10 hereof, and any schedules and exhibits distributed or required to be filed with the SEC in connection therewith.

     'SEC' means the Securities and Exchange Commission.

     1.2 Index of Other Defined Terms. In addition to those terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

Defined Term                                         Section
'Advance Account Obligation'                         Section 4.26
'Affiliate Stockholder'                              Section 11.2(b)
'Agreement'                                          Preamble
'Audited Financials'                                 Section 4.5(a)
'Certificate of Merger'                              Section 2.4
'Claim'                                              Section 4.14(f)
'Closing'                                            Section 2.3
'Closing Calculation'                                Section 6.9
'Code'                                               Recitals
'Displaced Carryback'                                Section 6.8(e)(iii)
'Effective Time'                                     Section 2.4
'Environmental Law'                                  Section 4.14(f)
'ERISA'                                              Section 4.11(a)
'excess parachute payments'                          Section 6.8(i)(iii)(18)
'Financials'                                         Section 4.5(b)
'Hazardous Substances'                               Section 4.14(f)
'IRS'                                                Section 6.8(i)(iii)(2)
'Information Statement'                              Section 6.10
'Interim Financials'                                 Section 4.5(b)
'key employees'                                      Section 4.11(d)
'know' or 'knowledge'                                Section 13.12
'MEDIQ'                                              Preamble
'MEDIQ Auditors'                                     Section 6.9
'MEDIQ Designees'                                    Section 8.1(a)
'MEDIQ Sub'                                          Preamble
'MEDIQ Sub Common Stock'                             Recitals
'MEDIQ Sub Closing Balance Sheet'                    Section 6.9
'MEDIQ Sub Employees'                                Section 6.7(a)
'Merger'                                             Preamble
'MMI 10-Ks'                                          Section 5.4(a)
'MMI 10-Qs'                                          Section 5.4(a)
'MMI Auditors'                                       Section 6.9
'MMI Common Stock'                                   Recitals
'MMI Shares'                                         Recitals
'MMI Sub'                                            Preamble
'MMI'                                                Preamble
'Non-Competition Agreement'                          Section 9.2(f)
'Notice'                                             Section 10.3
'Overlap Period'                                     Section 6.8(b)
'Permitted Liens'                                    Section 4.6(h)
'Plans'                                              Section 4.11(a)
'Proposed Closing Balance Sheet'                     Section 6.9
'Return'                                             Section 6.8(h)
'Returns'                                            Section 6.8(h)
'SEC Filings'                                        Section 5.4(a)
'safe harbor lease'                                  Section 6.8(i)(iii)(14)
'Selected Firm'                                      Section 6.9
'Subsequent Loss'                                    Section 6.8(d)
'Successor'                                          Section 8.1(b)
'surviving corporation'                              Preamble
'Tax Affiliates'                                     Section 6.8(i)(i)
'tax-exempt use property'                            Section 6.8(i)(iii)(16)
'Tax Indemnification Cut-off Date'                   Section 10.1
'Taxes'                                              Section 6.8(h)

'Voting Agreement'                                   Section 9.3(d)
'Warrant Agreement'                                  Recitals
'Warrant Shares'                                     Recitals
'Warrant'                                            Recitals
'waters edge election'                               Section 6.8(i)(iii)(25)
'Workpapers'                                         Section 6.9

                                 ARTICLE II

                           PLAN OF REORGANIZATION

     2.1 Board of Directors' and Shareholders' Approval. The respective boards of directors of MMI, MMI Sub, MEDIQ and MEDIQ Sub have duly adopted and approved this Agreement, and this Agreement shall be submitted to the shareholders of MMI and MMI Sub for approval and submitted to MEDIQ as the sole shareholder of MEDIQ Sub for approval.

     2.2  The Merger.

          (a) Subject to the terms and conditions of this Agreement , MMI Sub shall be merged with and into MEDIQ Sub pursuant to this Agreement and the Certificate of Merger, with MEDIQ Sub as the surviving corporation and MMI Sub shall thereupon cease to exist as a corporate entity.

          (b) At the Effective Time of the Merger, all of the issued and outstanding shares of MEDIQ Sub Common Stock owned by MEDIQ shall be converted automatically (without further action by the holders thereof) into and exchanged for (i) the MMI Shares and (ii) the Warrant. All shares of MEDIQ Sub Common Stock that are owned by MEDIQ Sub shall be canceled, and no securities of MMI or other consideration shall be delivered in exchange therefor.

          (c) At the Closing, MEDIQ shall surrender the certificate or certificates representing the MEDIQ Sub Common Stock to MMI and upon such surrender MEDIQ shall be entitled to receive in exchange (i) a certificate or certificates representing the MMI Shares into which such shares have been converted and (ii) the Warrant.

     2.3  The Closing.  Subject to termination of this Agreement as provided in
Article XII hereof, the closing of the Merger shall take place at the offices of Gibson, Dunn & Crutcher, 333 South Grand Avenue, Los Angeles, California at 9:00 a.m. as promptly as practicable, but in any event within 5 business days after satisfaction of the conditions set forth in Article IX hereof, or at such other place, time and date as MMI and MEDIQ may mutually select (the 'Closing').

     2.4 Effective Time. Simultaneously with the Closing, a Certificate of Merger (the 'Certificate of Merger') shall be filed in the office of the Secretary of State for the State of Delaware. The Merger shall become effective immediately upon the filing of the Certificate of Merger and related officers' certificates with the office of the Secretary of State for the State of Delaware (the 'Effective Time').

     2.5 Restricted Securities. The MMI Shares and the Warrant will be subject to restrictions imposed by the 1933 Act, applicable state securities laws, this Agreement and, in the case of the Warrant, the Warrant Agreement, and the certificates representing MMI Shares and the Warrant will bear the following legends until such securities are registered pursuant to the 1933 Act at which time MMI shall remove such legends:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), OR THE SECURITIES ACT OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (ii) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, PROVIDED AN OPINION OF COUNSEL IS FURNISHED, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO MMI MEDICAL, INC. (THE 'CORPORATION') THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

     THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION DATED APRIL 29, 1994. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICES OF THE CORPORATION.

     Related stop-transfer instructions will be placed on the MMI Shares and the Warrant by MMI's duly appointed transfer agent and registrar.

     2.6 Reorganization. The parties intend to adopt the Agreement as a plan of reorganization and to consummate the Merger in accordance with Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

     2.7 Certificate of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation.

          (a) The Certificate of Incorporation as set forth on Exhibit B attached hereto shall be the Certificate of Incorporation of MEDIQ Sub as the surviving corporation after the Merger until thereafter amended.

          (b) The Bylaws as set forth on Exhibit C attached hereto shall be the Bylaws of the surviving corporation after the Merger until thereafter amended.

          (c) The directors and officers of MMI Sub shall be the directors and officers of the surviving corporation after the Merger.


                                ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF MEDIQ REGARDING MEDIQ AND MEDIQ SUB
                               COMMON STOCK

     As an inducement to MMI and MMI Sub to enter into this Agreement, MEDIQ represents and warrants to MMI and MMI Sub that:

     3.1  MEDIQ Sub Common Stock.

          (a) MEDIQ is the record and beneficial owner of all the outstanding shares of capital stock of MEDIQ Sub, all of which are free and clear of any and all Encumbrances.

          (b) No broker or finder has acted for MEDIQ in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fees or other commissions in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of MEDIQ.

     3.2  Organization and Standing.

     MEDIQ is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

     3.3  Authority, Approval and Enforceability.

          (a) MEDIQ has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and all corporate action on its part necessary for such execution, delivery and performance has been duly taken. This Agreement has been duly executed and delivered by MEDIQ.

          (b) MEDIQ is not a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement or consummation of the transactions contemplated herein by MEDIQ and the execution and delivery by MEDIQ of this Agreement does not, and the performance and consummation of the transactions contemplated by this Agreement will not result in any conflict with, breach or violation of or default, termination or forfeiture under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination or forfeiture under) any terms or provisions of MEDIQ's Certificate of Incorporation or Bylaws, or any statute, rule, regulation, judicial, governmental, regulatory or administrative decree, order or judgment, or any agreement, lease or other instrument to which MEDIQ is a party or to which any of its assets is subject, the breach, violation, default, termination or forfeiture of which would result in a Material Adverse Effect on MEDIQ.

          (c) No consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or any other governmental or administrative body is required on MEDIQ's part for the consummation by MEDIQ of the transactions contemplated by this Agreement, except (i) the filing of the Certificate of Merger and related officers' certificates with the Secretary of State of the State of Delaware; (ii) registration of the MMI Shares under the 1933 Act and applicable state securities laws; (iii) such consents, approvals, authorizations, orders, registrations, qualifications and filings which, if not obtained or made, would not have a material adverse effect on the ability of MEDIQ to consummate the transactions contemplated hereunder; and
     (iv) all such other consents, approvals, authorizations, orders, registrations, qualifications and filings which, if not obtained or made, would have a material adverse effect on the ability of MEDIQ to consummate the transactions contemplated hereunder, as set forth on Schedule 3.3(c)(iv).

          (d) This Agreement is MEDIQ's legal, valid and binding obligation, enforceable against MEDIQ in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

     3.4 Investment Intent. The MMI Shares and the Warrant transferred to MEDIQ pursuant to this Agreement are being held by MEDIQ for investment only, for its own account (both of record and beneficially) and not with a view to 'distribution' thereof as that term is used under the 1933 Act until registered under the 1933 Act, and MEDIQ will not offer to sell or otherwise dispose of the MMI Shares or the Warrant in violation of any of the registration requirements of the 1933 Act.

                                   ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF MEDIQ AND MEDIQ SUB REGARDING MEDIQ SUB

     As inducement to MMI and MMI Sub to enter this Agreement, MEDIQ and MEDIQ Sub represent and warrant to MMI and MMI Sub as follows:

     4.1 Organization and Standing. MEDIQ Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing and has all required and appropriate material licenses in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on MEDIQ Sub.

     4.2  Capitalization.

          (a) MEDIQ Sub's capitalization consists solely of 100 authorized shares of MEDIQ Sub Common Stock of which 100 shares are issued and outstanding as of the date hereof. MEDIQ Sub does not have in effect any stock appreciation rights plan and no stock appreciation rights are currently outstanding.

          (b) MEDIQ Sub does not hold any of the issued and outstanding MEDIQ Sub Common Stock in the treasury of MEDIQ Sub and does not have outstanding, nor is there any agreement or understanding providing for the granting of, any preemptive or subscription rights, options, warrants, rights to convert, capital stock equivalents or other rights to purchase or otherwise acquire any interest in any shares of MEDIQ Sub Common Stock or other securities.

          (c) All of the issued and outstanding shares of MEDIQ Sub Common Stock have been duly authorized, validly issued, are fully paid and non-assessable. None of the issued and outstanding shares of MEDIQ Sub Common Stock is subject to repurchase.

          (d) There is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares of MEDIQ Sub Common Stock.

          (e) MEDIQ Sub is not a party or subject to any agreement or understanding, and there is no agreement or understanding between or among any Persons that affects or relates to the voting or giving of written consent with respect to any security of MEDIQ Sub.

     4.3 Subsidiaries. MEDIQ Sub does not own or control, directly or indirectly, any Person.

     4.4  Authority, Approval and Enforceability.

          (a) MEDIQ Sub has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and all corporate action on MEDIQ Sub's part necessary for such execution, delivery and performance has been duly taken. This Agreement has been duly executed and delivered by MEDIQ Sub.

          (b) MEDIQ Sub is not a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement or consummation of the transactions contemplated herein by MEDIQ Sub. The execution and delivery by MEDIQ Sub of this Agreement does not, and the performance and consummation of the transactions contemplated by this Agreement will not, result in any conflict with, breach or violation of or default, termination or forfeiture under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination or forfeiture under) any terms or provisions of (i) MEDIQ Sub's Certificate of Incorporation or Bylaws, or (ii) except as set forth on Schedule 4.4(b), any statute, rule, regulation, judicial, governmental, regulatory or administrative decree, order or judgment, or any agreement, lease or other instrument to which MEDIQ Sub is a party or to which any of its assets is subject, the breach, violation, default, termination or forfeiture of which would result in a Material Adverse Effect on MEDIQ Sub.

          (c) No consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or any other governmental or administrative body is required on MEDIQ Sub's part for the consummation by MEDIQ Sub of the transactions contemplated by this Agreement, except (i) the filing of the Certificate of Merger and related officers' certificates with the Secretary of State of the State of Delaware; (ii) registration of the MMI Shares under the 1933 Act and applicable state securities laws; (iii) such consents, approvals, authorizations, orders, registrations, qualifications and filings which, if not obtained or made, would not have a Material Adverse Effect on the ability of MEDIQ Sub to consummate the transaction contemplated hereunder; and (iv) all such other consents, approvals, authorizations, orders, registrations, qualifications and filings which, if not obtained or made, would have a material adverse effect on the ability of MEDIQ Sub to consummate the transaction contemplated hereunder, as set forth on Schedule 4.4(c)(iv).

          (d) This Agreement is MEDIQ Sub's legal, valid and binding obligation, enforceable against MEDIQ Sub in accordance with the respective terms hereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

     4.5  Financial Statements.

          (a) MEDIQ Sub has delivered to MMI and MMI Sub complete copies of MEDIQ Sub's balance sheets as at September 30, 1992 and September 30, 1993 and the statements of operations, stockholder's equity and cash flows for the years ended on each of September 30, 1991, September 30, 1992 and September 30, 1993 (collectively, the 'Audited Financials') accompanied by the auditors' report of MEDIQ Sub's independent certified public accountants. MEDIQ Sub's Audited Financials present fairly MEDIQ Sub's financial position as of those dates and the results of MEDIQ Sub's operations and cash flows for the years then ended in conformity with GAAP.

          (b) MEDIQ Sub has delivered to MMI and MMI Sub an unaudited balance sheet as of December 31, 1993 and the related unaudited statements of operations, shareholders' equity and cash flows for the 3 months then ended (the 'Interim Financials'). MEDIQ Sub's Interim Financials present fairly MEDIQ Sub's financial condition as of December 31, 1993 and the results of MEDIQ Sub's operations and cash flows for the 3 months then ended, in conformity with GAAP applied on a basis consistent with MEDIQ Sub's Audited Financials (except for the absence of notes thereto and subject to normal year-end audit adjustments which are not material). The Audited
     Financials and the Interim Financials are hereinafter collectively referred to as the 'Financials.'

     4.6  Absence of Certain Changes to MEDIQ Sub.  Since December 31, 1993:

          (a) there has not been any change in MEDIQ Sub's financial condition, results of operations, assets or liabilities, from that reflected in the Financials, except changes in the ordinary course of business that, in the aggregate, do not constitute a Material Adverse Effect on MEDIQ Sub;

          (b) there has not been any damage, destruction or loss of property or assets of MEDIQ Sub, whether or not covered by insurance, that would constitute a Material Adverse Effect on MEDIQ Sub;

          (c) there has not been any waiver or compromise by MEDIQ Sub of a debt owed to or a material right owned by MEDIQ Sub except in the ordinary course of business;

          (d) there has not been any satisfaction or discharge by MEDIQ Sub of
     (i) any lien, claim, or encumbrance in favor of MEDIQ Sub or (ii) payment of any obligation due MEDIQ Sub, except in the ordinary course of business and that would not constitute a Material Adverse Effect on MEDIQ Sub;

          (e) there has not been any amendment to a contract or agreement by which MEDIQ Sub or any of its assets is bound or subject that would constitute a Material Adverse Effect on MEDIQ Sub;

          (f) there has not been any material change in any compensation arrangement or agreement with any employee, consultant, officer, director or other Person with respect to MEDIQ Sub, except as set forth in Schedule 4.6(f);

          (g) to MEDIQ's and MEDIQ Sub's knowledge there has not been any loss of an order or contract cancellation by any of MEDIQ Sub's customers which loss would constitute a Material Adverse Effect on MEDIQ Sub;

          (h) there has been no Lien created on any of MEDIQ Sub's material properties or assets other than encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of such property or materially impair the use of such property by MEDIQ Sub in the operation of its business as currently conducted, and liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent (collectively, the 'Permitted Liens');

          (i) there have been no dividends, redemptions, share dividends or other distributions in respect of any shares of MEDIQ Sub's Common Stock declared, set aside or paid;

          (j) there has not been any agreement (oral or written) entered into by MEDIQ Sub that obligates MEDIQ Sub to provide any services, other than in the ordinary course of business, except as set forth in Schedule 4.6(j);

          (k) there has not been any other event or condition of any character that would constitute a Material Adverse Effect on MEDIQ Sub; or

          (l) there has not been any agreement or commitment by MEDIQ Sub to do any of the things described in this Section 4.6.

     4.7 Properties. MEDIQ Sub owns no real property. The properties and assets of MEDIQ Sub reflected in the December 31, 1993 balance sheet included in the Financials and their use conform in all material respects to all applicable building, zoning, fire, health and other laws, ordinances or regulations except where the failure to so conform would not constitute a Material Adverse Effect on MEDIQ Sub and MEDIQ Sub does not know of any violation with respect thereto. MEDIQ Sub is, or shall be prior to the Closing, the lessee or licensee named on all real and personal property leases or licenses, as applicable, covering all or any portion of the real property used or any personal property required by MEDIQ Sub in the operation of its business as heretofore operated, on which there are no Liens other than Permitted Liens and in the case of such leased properties or properties held under license, MEDIQ Sub has a good and valid leasehold or license interest therein.

     4.8 Insurance. Attached as Schedule 4.8 is a list and brief description of all insurance policies carried by MEDIQ Sub and all such policies are in full force and effect. MEDIQ Sub has been continuously and is insured by licensed insurers unaffiliated with MEDIQ Sub for amounts in excess of $250,000 with respect to its property and the conduct of its business (including, without limitation, liability insurance).

     4.9  Agreements.

          (a) Except as set forth on Schedule 4.9, MEDIQ Sub is not a party to or subject to any:

             (i) agreement or agreements (oral or written) for the purchase or lease of inventory, supplies, equipment or personal property with a value of more than $25,000, or the procurement of services involving payments of more than $5,000;

             (ii) joint venture, partnership or other contract or arrangement involving the sharing of profits;

             (iii) agreement (oral or written) relating to the purchase or acquisition, by merger or otherwise, of a significant portion of MEDIQ Sub's business, assets or securities by any Person other than as contemplated herein;

             (iv) any agreement (oral or written) containing a covenant or covenants which purport to limit MEDIQ Sub's ability or right to engage in any lawful business activity material to MEDIQ Sub or compete with any Person or entity in a business material to MEDIQ Sub;

             (v) agreement (oral or written) for the license by MEDIQ Sub to third parties of any patent, copyright, trade secret or other proprietary right or indemnification of proprietary rights;

             (vi) agreement (oral or written) involving payments to or obligations of MEDIQ Sub not otherwise described in this Section 4.9 which individually involve payment obligations of MEDIQ Sub in excess of $25,000 annually; or

             (vii) agreement (oral or written) pursuant to which MEDIQ Sub has borrowed or loaned any money or issued any note, bond, indenture, or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others or any note, bond, indenture or other evidence of indebtedness.

          (b) MEDIQ Sub has performed all material obligations required to be performed by MEDIQ Sub on or prior to the date hereof under each contract, obligation, commitment, agreement, undertaking, arrangement or lease referred to in this Agreement or any exhibit or schedule hereto, and MEDIQ Sub is not in default, breach or violation thereunder, and is not aware of any facts from which MEDIQ Sub should reasonably conclude that MEDIQ Sub will not be able to perform all obligations required to be performed by MEDIQ Sub subsequent to the date hereof under each such agreement, except for such defaults, breaches, or violations under such instruments or obligations that would not have a Material Adverse Effect on MEDIQ Sub.

     4.10  Intellectual Property Rights.

          (a) Schedule 4.10(a) sets forth all the Intellectual Property (except
     (i) trade secrets, proprietary information or process, if any, and (ii) Commercial Rights of MEDIQ Sub) necessary for or used in MEDIQ Sub's business as now conducted and MEDIQ Sub has full title and ownership of or rights to use all such scheduled items in connection with the conduct of MEDIQ Sub's business as now conducted without any infringement of the rights of others. Except with respect to customers in the ordinary course of business, MEDIQ Sub has not granted any option or license of any kind nor is it a party to any agreement relating to the foregoing. MEDIQ Sub has not received any written communication nor does MEDIQ Sub have knowledge of any Person alleging that MEDIQ Sub has violated or, by conducting MEDIQ Sub's business as heretofore conducted, would violate any Intellectual Property rights of any other Person. MEDIQ Sub does not have knowledge that any of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their use of the Intellectual Property of MEDIQ Sub or that would conflict with MEDIQ Sub's business as heretofore conducted. Schedule 4.10(a) also identifies all Intellectual Property (other than Commercial Rights) of MEDIQ Sub that requires a consent or waiver to consummate the transactions contemplated by this Agreement. Schedule 4.10(a) sets forth (i) all royalty obligations of MEDIQ Sub recognized by MEDIQ Sub as such, (ii) a description of all claims for royalties which have been asserted or, to MEDIQ Sub's knowledge, are currently threatened to be asserted, against MEDIQ Sub and (iii) to the extent any claim is listed under (ii) above, any similar circumstances of which MEDIQ Sub has knowledge, that MEDIQ Sub reasonably expects to give rise to a claim for royalties similar to any claim set forth under clause
     (ii). No invention that is owned by any employee or consultant of MEDIQ Sub is necessary for the conduct of MEDIQ Sub's business except for any such invention for which MEDIQ Sub has a valid right to use.

          (b) MEDIQ Sub is not making use of any confidential information of third parties in violation of any agreement to which MEDIQ Sub is a party or by which it is bound or any confidential information in which, to MEDIQ Sub's knowledge, any of MEDIQ Sub's current or past employees or other service providers, has claimed a proprietary interest. Except as set forth on Schedule 4.10(b), (i) all employees and, to MEDIQ Sub's knowledge, independent contractors used by MEDIQ Sub to develop software have signed a Confidentiality Agreement substantially in the form of Exhibit D attached hereto; (ii) MEDIQ Sub has received no written notification and has no knowledge that any such employee or service provider has claimed any proprietary interest in any such confidential information; and (iii) MEDIQ Sub has received no written notification and has no knowledge that any such agreements have been violated.

     4.11  Employee Benefit Plans; ERISA.

          (a) Other than as set forth in Schedule 4.11 (such plans, the 'Plans'), MEDIQ Sub does not, and MEDIQ does not for the benefit of any MEDIQ Sub Employee, maintain any pension, profit sharing, savings, retirement or other deferred compensation plan, or any bonus (whether payable in cash or stock) or incentive program, or any group health plan (whether insured or self-funded), or any disability or group life insurance plan or other employee welfare benefit plan, nor is MEDIQ Sub a party to any collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees association or similar organization. MEDIQ Sub has not sponsored, maintained, contributed or otherwise incurred any obligation under, any 'multiemployer plan' as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA').

     With respect to each such Plan, MEDIQ Sub has furnished or made available to MMI and MMI Sub complete and accurate copies of the plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications). With respect to each of the Plans subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, MEDIQ Sub has conformed in all material respects with the reporting and disclosure requirements of ERISA and the Code applicable to the Plans. Each such Plan has at all times been operated and administered in all material respects in accordance with its terms and all applicable laws, including, but not limited to, ERISA and the Code.

          (b) No Plan and no plan maintained by any ERISA Affiliate is subject to Section 412 of the Code or to Title IV of ERISA.

          (c) With respect to any group health plans maintained by MEDIQ Sub and its ERISA Affiliates, whether or not for the benefit of MEDIQ Sub's employees, MEDIQ Sub and its ERISA Affiliate have complied in all material respects with the provisions of Part 6 of Title I of ERISA and 4980B of the Code. MEDIQ Sub is not obligated to provide health care benefits of any kind to its retired employees pursuant to any Plan, including without limitation any group health plan, or pursuant to any agreement or understanding. For purposes of this subparagraph, 'group health plan' shall have the meaning set forth under Section 5000(b)(1) of the Code and any regulations promulgated thereunder.

          (d) No 'employee pension benefit plan' as defined in Section 3(2) of ERISA maintained by or on behalf of MEDIQ Sub has engaged in or been a party to any 'prohibited transaction' (as defined in ERISA or the Code), nor has MEDIQ Sub incurred nor is it reasonably expected to incur any liability for taxes under Code Section 4975, 4976 or 4979 or for penalties under ERISA Section 502(i) with respect to any Plan. There has been no breach of fiduciary duties owed to MEDIQ Sub Plan participants pursuant to the provisions of Part 4 of Title I of ERISA.

          (e) There are no pending claims, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

          (f) MEDIQ Sub has delivered to MMI a full and complete list of all current directors, officers, key employees, and consultants of MEDIQ Sub as of December 31, 1993, specifying their names and job title, the total amount of base salary, whether fixed or commission or a combination thereof, and any raises since December 31, 1993 for such officers. MEDIQ Sub does not have any obligation to pay any of its employees any severance benefits in connection with their termination of employment or service, or in connection with the Merger except as set forth in Schedule
     4.11(f)(i). MEDIQ Sub does not know of any officer or key employee who intends to terminate their employment with MEDIQ Sub, nor does MEDIQ Sub have a current intention to terminate the employment of any of the foregoing. For purposes of the preceding sentence of this Section 4.11, 'key employees' shall mean those persons set forth on Schedule 4.11(f)(ii).

          (g) For purposes of this Section 4.11, 'ERISA Affiliate' means any trade or business under common control with MEDIQ Sub at the relevant time within the meaning of Sections 414(b)(c), or (m) of the Internal Revenue Code.

     4.12  Employment Matters.

          (a) The hours worked by and payments made to MEDIQ Sub's employees have not been, to MEDIQ Sub's knowledge, in violation of the Fair Labor Standards Act or any other applicable federal, foreign, state or local laws dealing with such matters.

          (b) MEDIQ Sub does not owe and has not accrued any bonuses or vacation pay, paid time off, sick time (to the extent entitled immediately prior to the Effective Time to payment in lieu of sick time), severance pay or retirement benefits to any employee, consultant or contractor or former employee, consultant or contractor other than as set forth on the Financials delivered by MEDIQ Sub to MMI and MMI Sub prior to the Closing or as incurred or accrued in the ordinary course of business since December 31, 1993.

     4.13 Labor Matters. There are no strikes or labor disputes pending or, to MEDIQ Sub's knowledge, threatened by any MEDIQ Sub employees. MEDIQ Sub has not received any notice or otherwise been informed that any labor organization is seeking recognition as the representative of any employees of MEDIQ Sub for collective bargaining purposes, nor has MEDIQ Sub recognized any labor organization or entered into any collective bargaining agreement with any labor organization.

     4.14 Environmental and Safety Laws. (a) There are no Hazardous Substances (as hereinafter defined) at any or all of the facilities owned or used by MEDIQ Sub, and no spills, releases, discharges or disposals of Hazardous Substances have occurred or are currently occurring on or under any of such facilities or on or under any premises previously occupied by MEDIQ Sub during the period in which such facilities have been owned or used by MEDIQ Sub, except for any of the foregoing the presence of which does not constitute a violation of any applicable governmental or regulatory law or regulation or give rise to liability under any Environmental Law (as hereinafter defined), (b) such facilities do not now contain, nor did such facilities or any premises previously occupied by MEDIQ Sub contain, any underground storage tanks for any Hazardous Substances, (c) MEDIQ Sub has not shipped or arranged shipment of any Hazardous Substances to any facility for treatment, storage or disposal, except as set forth in Schedule 4.14(c), and such shipments have not and will not give rise to any Claim under any Environmental Law, (d) MEDIQ Sub has complied and is in compliance with all applicable Environmental Laws, (e) MEDIQ Sub has not been alleged to be in violation of, or been subject to any administrative, judicial or regulatory proceeding pursuant to, Environmental Laws either now or any time in the past and (f) no Claims (as hereinafter defined) have been or are currently asserted against MEDIQ Sub or, to MEDIQ Sub's knowledge, will be asserted against MEDIQ Sub after the Effective Time based on MEDIQ Sub's acts or failures to act prior to the Effective Time with respect to Hazardous Substances or under any Environmental Law. As used herein, 'Environmental Law' means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, decisions, common law, approvals, plans, authorizations, concessions, franchises and similar items, of the United States, states, or political subdivisions thereof, or of foreign countries, and all applicable judicial, administrative and regulatory decrees, judgments and orders, relating to the protection of human health or the environment. As used herein, 'Hazardous Substances' shall mean any asbestos, petroleum or any substance or material (x) that is or becomes defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any Environmental Law, (y) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law, or (z) the presence of which on the property involved causes or threatens to cause a nuisance thereon or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons thereon or therabout. As used herein, 'Claim' shall mean any and all claims, demands, causes of action, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees, and any other expenses incurred, assessed or sustained.

     4.15  Powers of Attorney.  No Person holds a power of attorney from MEDIQ
Sub.

     4.16 Compliance with Laws. The business and operations of MEDIQ Sub are in compliance with all foreign, federal, state, local and county laws, ordinances, regulations, judgments, orders, decrees or rules of any court, arbitrator or governmental, regulatory or administrative agency or entity (except Environmental Laws which are covered by Section 4.14 hereof), except where the failure to so comply would not constitute a Material Adverse Effect on MEDIQ Sub. MEDIQ Sub has all permits, licenses, orders, authorizations, registrations, approvals and other analogous instruments (and each is in full force and effect) and MEDIQ Sub has made all filings and registrations and the like necessary or required by law to conduct MEDIQ Sub's business, except where the failure to maintain such permits and other instruments or to make such filings and registrations would not have a Material Adverse Effect on MEDIQ Sub. MEDIQ Sub has not received any governmental notice within two years prior to the date hereof of any material violation by MEDIQ Sub of any laws, rules, regulation or orders. MEDIQ Sub is not in default or noncompliance under any permits, consents, or similar instruments, except where such default or noncompliance would not have a Material Adverse Effect on MEDIQ Sub.

     4.17 Litigation; Decrees. Schedule 4.17 sets forth a list of all pending and, to MEDIQ Sub's knowledge, threatened, lawsuits or claims by or against MEDIQ Sub or any of its respective properties, assets, operations or businesses which (a) involve a claim of more than $50,000, (b) seek any material injunctive relief or (c) relate to the transactions contemplated by this Agreement. Schedule 4.17 shall also include all actions pending against MEDIQ Sub and, to MEDIQ Sub's knowledge, threatened against MEDIQ Sub involving the prior employment of any of MEDIQ Sub's employees, their use in connection with MEDIQ Sub's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. MEDIQ Sub is not in default under any material judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to it or any of its respective properties, assets, operations or businesses.

     4.18 No Brokers. MEDIQ Sub is not obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

     4.19 Accuracy of Documents and Information. The copies of all instruments, agreements, other documents and written information delivered by MEDIQ Sub to MMI and MMI Sub or their counsel are and will be complete and correct in all material respects as of the date of delivery thereof.

     4.20 Compliance with Instruments. MEDIQ Sub is not in violation of or conflict with, breach of or in default under (either with the giving of notice or the passage of time or both) any term or provision of MEDIQ Sub's Certificate of Incorporation or Bylaws.

     4.21 Accounts Receivable. The values at which accounts receivable are set forth in the Financials reflect the accounts receivable valuation policy of MEDIQ Sub which is consistent with GAAP.

     4.22 Accounts Payable. All accounts payable and notes payable by MEDIQ Sub to third parties as of the date hereof have been accrued consistent with MEDIQ Sub's past practices and in accordance with GAAP.

     4.23 Net Tangible Assets of MEDIQ Sub. The Net Tangible Assets of MEDIQ Sub set forth in the MEDIQ Sub Closing Balance Sheet will not be less than $7,847,000. Exhibit E sets forth the formula to be used in calculating Net Tangible Assets of MEDIQ Sub on the MEDIQ Sub Closing Balance Sheet.

     4.24 Inventory. MEDIQ Sub has not received written notice and does not have knowledge that MEDIQ Sub will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of MEDIQ Sub's products. The values at which inventories are carried on the Financials and reserves reflect the inventory valuation policy of MEDIQ Sub which is consistent with MEDIQ Sub's past practice and in accordance with GAAP.

     4.25 No Undisclosed Liabilities. MEDIQ Sub does not have knowledge of any outstanding claim, liability or obligation of any nature of MEDIQ Sub, whether absolute, accrued, contingent or otherwise and whenever incurred or required to be paid because of the operation of MEDIQ Sub prior to the Effective Date, other than:

          (a) liabilities or obligations that are fully reflected, accrued or reserved against on the Financials; or

          (b) liabilities or obligations (contractual or otherwise) not required to be disclosed in the Financials prepared in accordance with GAAP.

     4.26 Related Party Transactions. Except as set forth on Schedule 4.26, no employee, officer or director of MEDIQ or MEDIQ Sub or member of his or her immediate family is indebted to MEDIQ Sub, nor is MEDIQ Sub indebted (or committed to make loans or extend or guarantee credit) to any of them or MEDIQ, except that MEDIQ Sub is indebted to MEDIQ in respect of an inter-company account (the 'Advance Account Obligation'). Except as set forth in Schedule 4.26, to MEDIQ Sub's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation (other than MEDIQ and its subsidiaries) with which MEDIQ Sub is affiliated or with which MEDIQ Sub has a business relationship, or any firm or corporation that competes with MEDIQ Sub, except that the employees, officers or directors of MEDIQ Sub and members of their immediate families may own stock in publicly traded companies that may compete with MEDIQ Sub. No member of the immediate family of any officer or director of MEDIQ Sub is directly interested in any material contract with MEDIQ Sub.

                                  ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF MMI AND MMI SUB

     As an inducement to MEDIQ and MEDIQ Sub to enter into this Agreement, MMI and MMI Sub, as the case may be, represent and warrant as follows:

     5.1  Organization and Standing.

          (a) Each of MMI and MMI Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would constitute a Material Adverse Effect on either MMI or MMI Sub.

          (b) Each of MMI and MMI Sub has delivered or made available to MEDIQ complete and accurate copies of its current Articles of Incorporation or Certificate of Incorporation, as the case may be, and Bylaws and minutes of all of its directors' and stockholders' meetings.

     5.2  MMI Shares and the Warrant.

          (a) The MMI Shares and the Warrant which are to be transferred to MEDIQ by MMI pursuant hereto are free and clear of any and all Encumbrances;

          (b) MMI has the full right, power and authority to issue and transfer to MEDIQ at the Closing the MMI Shares and the Warrant;

          (c) The MMI Shares and the Warrant to be issued to MEDIQ as contemplated hereunder are duly authorized and, when issued and exchanged pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and not subject to any preemptive or similar rights.

     5.3  Authority, Approval and Enforceability.

          (a) Each of MMI and MMI Sub has full corporate power and authority to execute, deliver and, subject to obtaining the required approvals of the holders of MMI Common Stock, perform its obligations under this Agreement, and all corporate action on their respective parts necessary for such execution, delivery and, subject to obtaining the required approvals of the holders of MMI Common Stock, performance has been duly taken. This Agreement has been duly executed and delivered by each of MMI and MMI Sub.

          (b) Neither MMI nor MMI Sub is a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement or consummation of the transactions contemplated herein by MMI or MMI Sub. The execution and delivery by each of MMI and MMI Sub of this Agreement does not, and the performance and consummation of the transactions contemplated by this Agreement will not, result in any conflict with, breach or violation of or default, termination or forfeiture under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination or forfeiture under) any terms or provisions of its Articles of Incorporation or Certificate of Incorporation, as the case may be, or Bylaws, or any statute, rule, regulation, judicial, governmental, regulatory or administrative decree, order or judgment, or any agreement, lease or other instrument to which either is a party or to which any of their respective assets are subject, the breach, violation, default, termination or forfeiture of which would constitute a Material Adverse Effect on either MMI or MMI Sub.

          (c) No consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or any other governmental or administrative body is required on its part for the consummation by each of MMI and MMI Sub, as the case may be, of the transactions contemplated by this Agreement, except (i) the filing of the Certificate of Merger and related officers' certificates with the Secretary of State of the State of Delaware; (ii) such consents, approvals, authorizations, orders, registrations, qualifications and filings which, if not obtained or made, would not have a Material Adverse Effect on the ability of MMI and MMI Sub to consummate the transactions contemplated hereunder and (iii) registration of the MMI Shares under the 1933 Act and applicable state securities laws.

          (d) This Agreement is the legal, valid and binding obligation of MMI Sub and, subject to obtaining the required approvals of the holders of MMI Common Stock, MMI, enforceable against each in accordance with the terms hereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity and, with respect to MMI, subject to MMI obtaining the required approval of the holders of MMI Common Stock.

     5.4  SEC Filings.

          (a) MMI has filed in a timely manner with the SEC all reports and registration statements required to be filed by it since May 3, 1991 under the 1933 Act or the 1934 Act (collectively, the 'SEC Filings'). MMI has made available or delivered to MEDIQ a true and complete copy of (i) its annual reports on Form 10-K for the fiscal years ended May 1, 1992 and April 30, 1993 (the 'MMI 10-Ks'), (ii) its quarterly reports on Form 10-Q for the fiscal 1994 quarters ended July 30, October 29 and January 28 (the 'MMI 10-Qs'), (iii) its proxy statements relating to meetings of the stockholders of MMI held since April 30, 1993 and (iv) all of its other reports, registration statements and amendments and supplements thereto filed by MMI with the SEC since April 30, 1993 or used in connection with the offer of securities of MMI since such date.

          (b) As of its filing date, each of the SEC Filings complied in all material respects with applicable federal laws and did not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading except to the extent corrected by a subsequently filed SEC Filing filed prior to the date hereof.

     5.5 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of MMI included in the SEC Filings (the 'MMI Financial Statements') comply as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and present fairly, in conformity with GAAP, the consolidated financial position of MMI and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements) Since May 3, 1991 there has been no change in any accounting policy of MMI except as described as required by GAAP in the notes to the MMI Financial Statements.

     5.6  Capitalization.

          (a) MMI's capitalization (common stock, preferred stock, warrants and options and any other issued or granted security) is as set forth on
     Schedule 5.6. MMI does not have in effect any stock appreciation rights plan and no stock appreciation rights are currently outstanding.

          (b) There is not outstanding, nor is there any agreement or understanding providing for the granting of, any preemptive or subscription rights, options, warrants, rights to convert, capital stock equivalents or other rights to purchase or otherwise acquire any of MMI's capital stock or other securities except pursuant to MMI's (i) 1982 Incentive Stock Option Plan, (ii) 1992 Stock Option Plan, and (iii) Medical Nonemployee Director Stock Option Plan.

          (c) All of the issued and outstanding shares of MMI's capital stock have been duly authorized, validly issued, are fully paid and nonassessable. None of the issued and outstanding shares of MMI capital stock is subject to repurchase.

          (d) MMI is not a party or subject to any agreement or understanding, and, to MMI's knowledge, there is no agreement or understanding between or among any Persons that affects or relates to the voting or giving of written consent with respect to any shares of MMI capital stock.

     5.7 Absence of Certain Changes to MMI. Since January 28, 1994, except as otherwise set forth on Schedule 5.7:

          (a) there has not been any change in MMI's financial condition, results of operations, assets or liabilities, from that reflected in the balance sheet for the quarter then ended as set forth in MMI's quarterly report on Form 10-Q for the fiscal quarter ended January 28, 1994, except changes in the ordinary course of business that, in the aggregate, do not constitute a Material Adverse Effect on MMI;

          (b) there has not been any satisfaction or discharge by MMI of (i) any lien, claim, or encumbrance in favor of MMI or (ii) payment of any obligation due MMI, except in the ordinary course of business and that would not constitute a Material Adverse Effect on MMI;

          (c) there has not been any amendment to a contract or agreement by which MMI or any of its assets is bound or subject that would constitute a Material Adverse Effect on MMI;

          (d) there has not been any written notification of a loss of a material order or contract cancellation by any of MMI's customers which loss would constitute a Material Adverse Effect on MMI;

          (e) there have been no dividends except a dividend consistent with past practices (but not greater than $0.04 per share), redemptions, share dividends or other distributions in respect of any shares of MMI's Common Stock declared, set aside or paid; or

          (f) there has not been any other event or condition of any character that would constitute a Material Adverse Effect on MMI.

     5.8 No Brokers. Except as set forth on Schedule 5.8, MMI is not obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

     5.9 Intellectual Property of MMI. MMI has full title and ownership of, or rights to use, all the Intellectual Property necessary for the conduct of its business as now conducted without any infringement of the rights of others.
MMI has not received any written communication nor does MMI have knowledge of any Person alleging that MMI has violated, or by conducting MMI's business as heretofore conducted would violate, any Intellectual Property Rights of any other Person.

     5.10 Litigation; Decrees of MMI. Schedule 5.10 sets forth a list of all pending and, to MMI's knowledge, threatened, lawsuits or claims by or against MMI or any of its respective properties, assets, operations or businesses which relate to the transactions contemplated by this Agreement.

     5.11 Environmental Matters of MMI. (a) There are no Hazardous Substances at any or all of the facilities owned or used by MMI, and no spills, releases, discharges or disposals of Hazardous Substances have occurred or are currently occurring on or under any of such facilities or on or under any premises previously occupied by MMI during the period in which such facilities have been owned or used by MMI, except for any of the foregoing the presence of which does not constitute a violation of any applicable governmental or regulatory law or regulation or give rise to liability under any Environmental Law, (b) such facilities do not now contain, nor did such facilities or any premises previously occupied by MMI contain, any underground storage tanks for any Hazardous Substances, (c) MMI has not shipped or arrangement shipment of any Hazardous Substances to any facility for treatment, storage or disposal except as set forth in Schedule 5.11(c), and such shipments have not and will not give rise to any Claim under any Environmental Law, (d) MMI has complied and is in compliance with all applicable Environmental Laws, (e) MMI has not been alleged to be in violation of, or been subject to any administrative, judicial or regulatory proceeding pursuant to, Environmental Laws either now or any time in the past and (f) no Claims have been or are currently asserted against MMI or, to MMI's knowledge, will be asserted against MMI after the Effective Time based on MMI's acts or failures to act prior to the Effective Time with respect to Hazardous Substances or under any Environmental Law.

                                 ARTICLE VI

             MUTUAL COVENANTS OF MMI, MMI SUB, MEDIQ AND MEDIQ SUB

     Each of MMI, MMI Sub, MEDIQ and MEDIQ Sub, as the case may be, agrees and covenants to the others, except as expressly provided otherwise herein, as follows:

     6.1 Cooperation. Each Party shall cooperate with each other Party in every way in carrying out the transactions contemplated herein and in delivering all documents and instruments deemed reasonably necessary or useful by legal counsel for any Party hereto.

     6.2 Publicity. Each Party agrees that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any Party without the prior written consent of each other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange or the NASDAQ National Market System, in which case the party required to make the release or announcement shall allow each other Party reasonable time to comment on such release or announcement in advance of such issuance.

     6.3 Best Efforts. Each Party will use all reasonable efforts to cause all conditions to the Closing to be satisfied.

     6.4 Warrant Agreement. MMI and MEDIQ agree, prior to the Closing, to execute and deliver the Warrant Agreement.

     6.5 Further Assurances. From time to time, as and when required by any Party, each such other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other Party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

     6.6 Actions Contrary to Stated Intent. Each Party will use its best efforts to cause the Merger to qualify as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and accordingly will not, either before or after consummation of the Merger, take any action or fail to take any action that would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a)(2)(E) of the Code or be inconsistent with such qualification.

     6.7  Employee Matters.

          (a) Except as a provided in Section 9.2(d) hereof, the Parties agree that each of MMI, MMI Sub and the surviving corporation shall not be required pursuant to this Agreement to offer employment or to continue employment to persons employed by MEDIQ Sub ('MEDIQ Sub Employees') as of the Closing Date.

          (b) The Parties agree that each of MMI and MMI Sub shall not be required pursuant to this Agreement to maintain after the Closing any compensation and employee benefit plans, arrangements and perquisites provided by MEDIQ Sub for any MEDIQ Sub Employee retained by MMI, MMI Sub or the surviving corporation.

          (c) MEDIQ and MEDIQ Sub shall take all action necessary so that MMI and the surviving corporation do not incur any liability or continuing obligation after the Closing for any Plan, except to the extent such liability has been specifically accrued on the MEDIQ Sub Financials, including without limitation MEDIQ Sub's participation in MEDIQ's fully funded employee benefits plan(s) and its 401(k) plan and the distribution of any benefits thereunder to the respective participants. MMI shall provide to all employees of the surviving corporation, or cause to be provided, as of the Effective Time, medical, dental, disability, workers compensation, life insurance and other fringe benefits commensurate with those benefits that are offered to other employees of R Squared Scan Systems, Inc.

     6.8  Tax Matters.

          (a) MEDIQ will be responsible for and will cause to be prepared and duly filed all Returns (as defined in Section 6.8(h)) in which MEDIQ Sub is includible for all taxable years ending on or before the Effective Time, and all consolidated, combined or similar Returns for periods beginning September 30, 1993 and ending at the Effective Time with respect to which MEDIQ Sub is includible for such period. MEDIQ shall prepare that portion of any such Returns related to MEDIQ Sub in accordance with the methodology used in prior years. MEDIQ will not amend that portion of any Return related to MEDIQ Sub without the written approval of MMI, which approval will not be unreasonably withheld. MEDIQ will pay or cause to be paid, and shall indemnify and hold MEDIQ Sub and MMI harmless against, all Taxes (as defined in Section 6.8(h)) to which such Returns relate, but only to the extent such Taxes have not been specifically accrued on the Closing Balance Sheet.

          (b) Other than Returns to be prepared by MEDIQ pursuant to paragraph
     (a), MMI will be responsible for and will cause to be prepared and duly filed any and all Returns of MEDIQ Sub for any and all taxable periods which include and end after the Effective Time (the 'Overlap Period'), and any taxable period beginning after the Effective Time. MEDIQ will be responsible for and will indemnify and hold harmless MEDIQ Sub and MMI with respect to all Taxes for the Overlap Period in an amount equal to the liability for Taxes that would have resulted had the Overlap Period ended at the Effective Time (utilizing, if applicable, the actual tax rate imposed on a particular category of income by the applicable taxing jurisdiction) and which Taxes have not been accrued on the Closing Balance Sheet. Any amount so payable by MEDIQ will be remitted to MEDIQ Sub at least ten business days prior to the due date of the respective returns pursuant to written notice by MMI of such due date; provided that MEDIQ approves of the amount (such approval not to be unreasonably withheld). MEDIQ Sub shall remit the full amount received from MEDIQ pursuant to this Section 6.8(b) to the appropriate Tax authority within the time period required by law.

          (c) MMI will pay or cause to be paid and shall indemnify and hold MEDIQ harmless from and against the following Taxes with respect to taxable items of MEDIQ Sub: (i) any and all Taxes arising in or attributable to any taxable period (or that portion of any taxable period) beginning after the Closing Date, due or payable by MEDIQ Sub or MEDIQ (computed in a manner consistent with the allocation of Taxes for the Overlap Period);
     (ii) any and all Taxes not incurred in the ordinary course of business attributable to acts or omissions of MMI or MEDIQ Sub occurring after the Closing but on the Closing Date; (iii) any and all Taxes attributable to an Overlap Period other than that portion of such Taxes for which MEDIQ is responsible pursuant to Section 6.8(b) above; and (iv) any and all Taxes arising in or attributable to any taxable period (or that portion of any taxable period) ending on or before the Closing Date to the extent provided for in the Closing Balance Sheet.

          (d) MMI and MEDIQ Sub agree that, with respect to any Tax, MEDIQ Sub shall not carry back a net operating loss which arises in any taxable period ending after the Closing Date ('Subsequent Loss') to any taxable period of MEDIQ ending on or before the Closing Date. If a Subsequent Loss with respect to any Tax is carried back into any taxable period of MEDIQ ending on or before the Closing Date, MEDIQ shall be entitled to any refund or credit of Taxes realized as a result thereof. This paragraph (d) shall not apply to any adjustment to which paragraph (e) applies.

          (e) (i) If any adjustment is made to any Tax Return relating to MEDIQ or any of its Affiliates (including MEDIQ Sub) for any taxable period (or portion thereof) ending on or prior to the Closing Date (whether such adjustment is a result of or in settlement of any audit, other administrative proceeding or the filing of an amended return to reflect the consequences of any determination made in connection with any such audit or proceeding or otherwise) and there is a correlative offsetting adjustment applicable to MMI or any of its Affiliates (including MEDIQ Sub) for any taxable period (or portion thereof) ending after the Closing Date, the party whose adjustment is favorable (i.e., the party to which there inures, directly or indirectly, a net Tax benefit as the result of any adjustment (MMI or MEDIQ, as the case may be)) shall pay to the other party the amount of such net Tax benefit at such time or times as and to the extent that such benefit is realized through a refund of Tax or actual reduction in the amount of Taxes which would otherwise be paid if such adjustment had not been made; provided, however, that the party whose adjustment is favorable shall not be required to make a payment to the other party in excess of the amount (if any) of the net Tax detriment to such other party correlative to such net Tax benefit; provided, further, that if the party whose adjustment is favorable realizes a net Tax benefit prior to the time the other party realizes a net Tax detriment, the party whose adjustment is favorable shall not be required to make any payment to the other party until such time or times as the net Tax detriment is actually realized by such other party.

             (ii) If any adjustment is made to any Tax Return relating to MMI or any of its Affiliates (including MEDIQ Sub) for any taxable period (or portion thereof) ending after the Closing Date (whether as a result of or in settlement of any audit, other administrative proceeding or judicial proceeding or the filing of an amended Return to reflect the consequences of any determination made in connection with any such audit or proceeding or otherwise) and there is a correlative offsetting adjustment applicable to MEDIQ or any of its Affiliates (including MEDIQ Sub) for any taxable period (or portion thereof) ending on or prior to the Closing Date, the party whose adjustment is favorable (i.e., the party to which there inures, directly or indirectly, a net Tax benefit as the result of any adjustment (MMI or MEDIQ, as the case may be)) shall pay to the other party the amount of such net Tax benefit at such time or times as and to the extent that such benefit is realized through a refund of Tax or actual reduction in the amount of Taxes which would otherwise be paid if such adjustment had not been made; provided, however, that the party whose adjustment is favorable shall not be required to make a payment to the other party in excess of the amount (if any) of the net Tax detriment to such other party correlative to such net Tax benefit; provided, further, that if the party whose adjustment is favorable realizes a net Tax benefit prior to the time the other party realizes a net Tax detriment, the party whose adjustment is favorable shall not be required to make any payment to the other party until such time or times as the net Tax detriment is actually realized by such other party.

             (iii) If either MMI or MEDIQ makes a payment to the other party pursuant to subparagraphs (i) or (ii) above and (a) it is later determined by the applicable taxing authority that the party who made such payment is not entitled to the net Tax benefit which gave rise to such payment, then the party who received such payment shall promptly remit to the party who made such payment the amount of such payment that is attributable to the disallowed Tax benefit or (b) if, as a result of a correlative adjustment, an attribute arising in a later period which would otherwise be able to be carried back to the taxable year or years in which the party making the payment thereunder realized a net Tax benefit (a 'Displaced Carryback') cannot be utilized, the party receiving a payment pursuant to this subsection (e) will repay to the payer an amount sufficient to place the payer in the same position (ignoring for the purpose any potential carryforward of the Displaced Carryback) as it would have been if the correlative adjustment had not occurred, except that the payer shall subsequently return an amount up to such repayment when, as and to the extent the payer actually receives a net Tax benefit from the Displaced Carryback.

             (iv) For purposes of determining whether a correlative adjustment described in this paragraph (e) has a net Tax benefit or detriment to the party affected, (a) all effects of such adjustment, including, without limitation, interest, penalties and additions to Tax required to be paid or received, any Tax imposed upon a refund or reduction in Tax and any Tax consequences occasioned by any payment made or to be made by one party to the other shall be taken into account, and (b) whether a party suffers a Tax detriment or receives a Tax benefit will be determined as if such party filed a separate Return for all periods.

          (f) After the Effective Time, MMI and MEDIQ Sub, on the one hand, and MEDIQ, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes for all periods prior to or including the Effective Time and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

          (g) Any and all tax sharing, tax indemnity, or tax allocation agreements with respect to which MEDIQ Sub was a party at any time prior to the Effective Time shall terminate upon the Effective Time. No further amounts shall be payable under such agreements following the Effective Time, other than amounts due MEDIQ Sub with respect to all periods through and including the Effective Time.

          (h) For purposes of this Agreement: (i) the term 'Taxes' means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, value added, intangible, unitary, capital gain, transfer, franchise, profits, license, lease, service, service use, withholding, backup withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term 'Tax' means any one of the foregoing Taxes; and (ii) the term 'Returns' means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes; and the term 'Return' means any one of the foregoing Returns.

          (i) MEDIQ represents and warrants to MMI  and MMI Sub as follows:

             (i) To the extent a failure to do so would constitute a Material Adverse Effect on MMI or MEDIQ Sub, MEDIQ Sub, and every member of a consolidated, combined, unitary, or other similar group for federal, state or local income tax purposes (for the period during which MEDIQ Sub was included in that group) all such other entities collectively referred to herein as 'Tax Affiliates'), has filed on a timely basis all Returns required to have been filed by it and has paid on a timely basis all Taxes shown thereon to be due. All such Returns were true, complete and correct as of the date on which they were filed. The provisions for taxes in the Financial Statements set forth the maximum liability of MEDIQ Sub for Taxes relating to periods covered thereby. No liability for Taxes has been incurred by MEDIQ Sub since the dates of the Financial Statements other than in the ordinary course of MEDIQ Sub' business. MEDIQ Sub is not aware of any reasonably possible state of facts, other than the results from its normal business operations, which could result in a liability for Taxes in excess of those shown on the Financial Statements.

             (ii) With respect to all amounts in respect of Taxes imposed upon MEDIQ Sub or Tax Affiliates, or for which MEDIQ Sub or Tax Affiliates is or could be liable, and with respect to all taxable periods or portions of periods ending on or before the Effective Time, all applicable Tax laws and agreements have been fully complied with, and all such amounts required to be paid by MEDIQ Sub or Tax Affiliates to taxing authorities or others have been paid.

             (iii) Except as otherwise set forth on Schedule 6.8:

                (1) None of the Returns required to be filed by MEDIQ Sub and Tax Affiliates contains, or will contain, a disclosure statement under Section 6662 (or any predecessor provision) of the Code, or any similar provision of state, local or foreign law;

                (2) MEDIQ Sub or Tax Affiliates have not received notice that the Internal Revenue Service ('IRS') or any other taxing authority has asserted against MEDIQ Sub or Tax Affiliates any deficiency or claim for additional Taxes in connection with any Return, and no issues have been raised (and are currently pending) by any taxing authority in connection with any Return;

                (3) All Tax deficiencies asserted or assessed against MEDIQ Sub and Tax Affiliates have been paid or finally settled;

                (4) There is no pending or threatened action, audit, proceeding, or investigation with respect to (i) the assessment or collection of Taxes or (ii) a claim for refund made by MEDIQ Sub and Tax Affiliates with respect to Taxes previously paid;

                (5) All amounts that were required to be collected or withheld by MEDIQ Sub, or with respect to Taxes of MEDIQ Sub, have been duly collected or withheld, and all such amounts that were required to be remitted to any taxing authority have been duly remitted;

                (6) All Returns have been audited by the IRS or the relevant taxing authority, or the time for assessment of additional Taxes with respect thereto has been closed by applicable statutes of limitation, and all liabilities for Taxes asserted by the IRS (or any other relevant taxing authority) have been satisfied, for all taxable years ending on or before September 30, 1989; Returns for taxable years beginning subsequent to September 30, 1989 remain subject to examination;

                (7) MEDIQ Sub and Tax Affiliates have not requested an extension of time to file any Return not yet filed, and have not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax;

                (8) MEDIQ Sub and Tax Affiliates have not taken any action not in accordance with past practice that would have the effect of deferring any Tax liability of MEDIQ Sub from any taxable period ending on or before or including the Effective Time to any subsequent taxable period;

                (9) None of the income recognized, for federal, state, local or foreign income tax purposes, by MEDIQ Sub during the period commencing on October 1, 1993 and ending at the Effective Time will be derived other than in the ordinary course of business;

                (10) MEDIQ Sub has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by it;

                (11) MEDIQ Sub was not acquired in a 'qualified stock purchase' under Section 338(d)(3) of the Code and no elections under Section 338(g) of the Code, protective carryover basis elections, or offset prohibition elections are applicable to MEDIQ Sub;

                (12) MEDIQ Sub has not participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code;

                (13) MEDIQ Sub is not required to include in income any adjustment pursuant to Sections 481 or 263A of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method or otherwise, nor do MEDIQ Sub or the MEDIQ Sub Shareholders have any knowledge that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method or other adjustment;

                (14) None of the assets of MEDIQ Sub is property which is required to be treated as owned by any other person pursuant to the 'safe harbor lease' provisions of Section 168(f)(8) of the Internal Revenue Code of 1954;

                (15) None of the assets of MEDIQ Sub secures any debt the interest on which is tax exempt under Section 103 of the Code;

                (16) None of the assets of MEDIQ Sub is 'tax exempt use property' within the meaning of Section 168(h) of the Code;

                (17) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of MEDIQ Sub;

                (18) MEDIQ Sub is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with the Merger, any change of control of MEDIQ Sub or any other transaction contemplated by this Agreement, in the payment of any 'excess parachute payments' within the meaning of Section 280G of the Code;

                (19) MEDIQ Sub is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

                (20) No shareholder of MEDIQ Sub is other than a United States person within the meaning of the Code;

                (21) MEDIQ Sub does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and MEDIQ Sub has not engaged in a trade or business within any foreign country;

                (22) MEDIQ Sub is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes;

                (23) All tax elections with respect to depreciation and depreciable lives and research and development expenses that were made with respect to the taxable year beginning October 1, 1988 and subsequent years are set forth in Schedule 6.8 and after the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of MMI;

                (24) Schedule 6.8 summarizes (a) any foreign Tax holidays that MEDIQ Sub has in any jurisdiction, including the nature, amount and lengths of such Tax holiday, (b) any transfer pricing agreements or other arrangements that have been established by MEDIQ Sub in any foreign jurisdiction, and (c) any expatriate tax programs or policies affecting MEDIQ Sub;

                (25) MEDIQ Sub has not made a 'waters edge election' pursuant to California Revenue and Taxation Code Section 25110;

                (26) MEDIQ Sub is not currently and never has been subject to the reporting requirements of Section 6038A of the Code; and

                (27) There are no excess loss accounts or deferred intercompany gains or losses, as such terms are defined in the Treasury Regulations, that will be required to be recognized or otherwise taken into account as a result of the acquisition of the MEDIQ Sub Common Stock pursuant to this Agreement.

          (j) This Section 6.8 shall be the exclusive provision of this Agreement relating to, addressing or covering any and all Taxes or any and all matters in respect thereof, except that Article X shall apply to all obligations, representations and warranties relating to Taxes for which a claim for indemnification may be made. In applying Article X to representations and warranties set forth in paragraph (i) of this Section 6.8, the representations and warranties in clauses (i), (ii), and subclauses 1 through 7, inclusive, 9, 17, 24 and 27 of clause (iii) of subsection (i) shall not give rise to a separate claim for indemnification, it being understood that the rights of MMI and MEDIQ Sub to indemnification for the matters covered by such representations and warranties are covered solely by paragraph (a) of this Section 6.8.

     6.9 Closing Balance Sheet. Within 90 days after the Closing Date, MEDIQ will prepare and Deloitte & Touche, the independent certified public accountants ('MEDIQ's Auditors'), will audit and present to MMI and MEDIQ a balance sheet of MEDIQ Sub as of the Closing Date (the 'Proposed Closing Balance Sheet') together with their calculation of the Net Tangible Assets of MEDIQ Sub as of the Closing Date (the 'Closing Calculation'). The Proposed Closing Balance Sheet shall present fairly the financial position of MEDIQ Sub as of the Closing Date in accordance with GAAP using practices and procedures consistent with the preparation of the Audited Financials, except as required by or otherwise in connection with SFAS 109. MMI and its independent certified public accountants ('MMI's Auditors') shall have the right to review the workpapers of MEDIQ's Auditors (the 'Workpapers') utilized in preparing the Proposed Closing Balance Sheet and calculating the Closing Calculation for purposes of verifying the accuracy and fairness of the Proposed Closing Balance Sheet and the Closing Calculation. The Proposed Closing Balance Sheet and the Closing Calculation shall be binding upon MMI unless MMI gives written notice of disagreement with any of said values or amounts to MEDIQ within 10 days after its receipt of the Workpapers, specifying the nature and extent of such disagreement. If MMI and MEDIQ mutually agree upon a balance sheet and/or the Net Tangible Assets of MEDIQ Sub as of the date which is 10 days after MEDIQ's receipt of such notice from MMI, such agreement shall be binding upon MMI and MEDIQ. If MMI and MEDIQ are unable to resolve any such disagreement before such date, the disagreement shall be referred for final determination to an independent accounting firm of national reputation mutually acceptable to MMI and MEDIQ (the 'Selected Firm'), and the resolution of that disagreement and the calculation of the Net Tangible Assets of MEDIQ Sub resulting therefrom shall be final and binding upon MMI and MEDIQ for purposes of this Agreement. The Proposed Closing Balance Sheet as finally determined is the 'MEDIQ Sub Closing Balance Sheet.' The fees and disbursements of MEDIQ's Auditors incurred in the preparation of the Proposed Closing Balance Sheet submitted to MMI and the audit thereof shall be paid by MEDIQ Sub. MMI shall pay the fees and disbursements of the MMI's Auditors. The fees and disbursements of the Selected Firm shall be paid by MMI and MEDIQ as the Selected Firm shall determine based upon its assessment of the relative merits of the positions taken by each in any disagreement presented to such firm.

     6.10 Preparation of Proxy or Information Statement. MMI, acting through its board of directors, shall cause a special meeting (the 'Special Meeting') as soon as practicable after the date hereof, if determined by MMI, with advise of its legal counsel, to be necessary or desirable, for the purpose of submitting this Agreement and all actions contemplated hereby for approval of MMI's shareholders. MMI, with the cooperation of MEDIQ, will use all reasonable best efforts to obtain and furnish the information required to be included by it in a Proxy Statement or, if MMI, with the advice of legal counsel, reasonably determines, an Information Statement (i) to file a Proxy Statement or Information Statement, as the case may be, with the SEC as soon as practicable after the date hereof, (ii) to respond as soon as possible to any comments of the SEC relating to the Proxy Statement or Information Statement, as the case may be, and any preliminary version thereof and (iii) to cause the definitive Proxy Statement or Information Statement, as the case may be, relating to this Agreement and the transactions contemplated hereby and thereby to be mailed to its shareholders, as soon as reasonably practicable. The Proxy Statement or Information Statement, as the case may be, and all amendments and supplements thereto, shall comply with applicable law. Each of MMI and MEDIQ agrees to provide promptly to the other such information concerning its business and financial statements and affairs as the other shall reasonably request and as shall be reasonably required in connection with the action to be taken by MMI to prepare the Proxy Statement or Information Statement, as the case may be, or any amendments or supplements thereto, and each of MMI and MEDIQ agrees to cause their respective counsel and auditors to cooperate with the other's counsel and auditors in the preparation thereof. MMI will promptly advise MEDIQ, and MEDIQ will promptly advise MMI, in writing if at any time prior to the Effective Time either MMI or MEDIQ shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement or Information Statement, as the case may be, in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Anything to the contrary contained herein notwithstanding, MMI shall not include in the Proxy Statement or Information Statement, as the case may be, any information with respect to MEDIQ or its affiliates or associates, the form and content of which information shall not have been approved by MEDIQ prior to such inclusion, such approval not to be unreasonably withheld.

     6.11  Suppliers and Customers.  (a) At the Closing, MEDIQ Sub shall deliver
Schedule 6.11(a) to MMI setting forth a list (by name, address and person to contact) of the 20 largest customers of MEDIQ Sub and (b) as soon as practicable after the date hereof, MEDIQ Sub shall deliver Schedule 6.11(b) to MMI setting forth a list (by name, address and persons to contact) of the 20 largest suppliers of MEDIQ Sub, each such schedule for the 12-month period ended September 30, 1993 together with the approximate dollar amount of purchases and sales during said period and a summary description of the products purchased or sold, as applicable; provided, however, that prior to the Closing neither MMI nor MMI Sub shall contact the suppliers set forth on Schedule 6.11(b) regarding the accounts described therein without MEDIQ's prior written consent (such consent not to be unreasonably withheld). Except as set forth in Schedule 6.11(b), MEDIQ Sub does not have any sole source suppliers (othen than in situations where alternative sources are readily available).

                                 ARTICLE VII

                      COVENANTS OF MEDIQ AND MEDIQ SUB

     Each of MEDIQ and MEDIQ Sub, as the case may be, covenants to MMI and MMI Sub, as follows:

     7.1 No Solicitation. From the date hereof until the Closing or the termination of this Agreement in accordance with Article VII hereof, whichever occurs first, MEDIQ and MEDIQ Sub shall not, and shall cause their respective officers, directors, agents and representatives (including without limitation any investment banker) not to solicit, encourage, discuss or negotiate, or authorize any Person or entity to solicit, encourage, discuss or negotiate on MEDIQ Sub's or MEDIQ's behalf, with any other party, concerning the possible disposition of MEDIQ Sub's business, assets or capital stock.

     7.2 Absence of Certain Changes to MEDIQ Sub. Prior to the Closing, except as expressly permitted or contemplated hereby, MEDIQ Sub will not, without MMI's prior written consent (which consent shall not be unreasonably withheld):

          (a) incur any additional indebtedness for money borrowed (except indebtedness prepayable without penalty or premium) except in the ordinary course of business or increase its obligation under the Advance Account Obligation or any other indebtedness or obligation to MEDIQ except that MEDIQ may loan additional funds to MEDIQ Sub pursuant to the Advance Account Obligation which funds MEDIQ Sub may repay to MEDIQ prior to the Closing but in no event shall the balance of the Advance Account Obligation at the Closing be less than $12,121,000;

          (b) guarantee any indebtedness or obligation of any other party;

          (c) set aside or pay any dividend or distribution of assets to, or repurchase any of MEDIQ Sub's stock from, its shareholders;

          (d) issue or grant any securities or securities convertible into capital stock or grant or issue any options, warrants or rights to subscribe for MEDIQ Sub's capital stock or securities convertible into MEDIQ Sub's capital stock;

          (e) enter into, amend or terminate any employment agreement (except an at-will employment agreement) or consulting agreement or any similar agreement or arrangement;

          (f) increase the compensation payable or to become payable to any of MEDIQ Sub's officers or employees above the amount payable as of August 31, 1993, or adopt or amend any employee benefit plan or arrangement except in the ordinary course of business;

          (g) acquire or dispose of any properties or assets used in MEDIQ Sub's business the individual value of which exceeds $15,000;

          (h) permit any change in MEDIQ Sub's business as currently conducted or the manner in which MEDIQ Sub's books and records are maintained;

          (i) create or suffer to be imposed any lien, mortgage, security interest or other charge on or against MEDIQ Sub's properties or assets, except Permitted Liens;

          (j) enter into, amend or terminate any lease of real or personal property otherwise than in the ordinary course of business;

          (k) amend MEDIQ Sub's Certificate of Incorporation or Bylaws; or

          (l) engage in any activities or transactions outside the ordinary course of MEDIQ Sub's business as currently conducted.

     7.3  Maintenance of MEDIQ Sub's Business.

          (a) During the period from the date hereof to the Effective Time, MEDIQ Sub shall use its reasonable efforts to carry on and preserve its business, goodwill and its relationships with customers, suppliers, officers, employees, agents and others in substantially the same manner as it did prior to the date of this Agreement. MEDIQ Sub will use all reasonable efforts to keep and maintain the existing favorable business relationship with each of such customers, suppliers, officers, employees and agents. If MEDIQ Sub becomes aware of a deterioration in a relationship with any customer, supplier, officer, employee or agent which is material to its business, MEDIQ Sub will promptly bring such information to the attention of MMI and will use all reasonable efforts to restore such relationship or establish a reasonable replacement relationship, as may be appropriate.

          (b) MEDIQ Sub agrees to consult with MMI concerning any of its material operating decisions (including, without limitation, proposed employee hiring, layoff and termination decisions). Notwithstanding the foregoing, MMI expressly acknowledges that MEDIQ Sub alone shall make such operating decisions and if the Merger does not close, MMI shall have no liability to MEDIQ or MEDIQ Sub in respect of such consultation; and if the Merger does close, such consultation shall not affect the rights of MMI set forth in Article X hereof.

     7.4 Access to Information. Each of MEDIQ and MEDIQ Sub will give MMI and its accountants, legal counsel and other representatives full access, during normal business hours throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating to MEDIQ Sub's business, assets and liabilities, and each of MEDIQ and MEDIQ Sub will furnish to MMI, its accountants, legal counsel and other representatives during such period all such information concerning MEDIQ Sub's affairs as MMI may reasonably request but subject to Section 13.10 below (confidentiality and nondisclosure agreements); provided, that subject to Section 9.2(b) hereof, any furnishing of such information pursuant hereto or any investigation by MMI shall not affect MMI's right to rely on the representations, warranties, agreements and covenants made by each of MEDIQ and MEDIQ Sub in this Agreement; and, provided, further, however, that nothing contained herein shall require MEDIQ and MEDIQ Sub to furnish any information on a 'by customer' basis, but only on an aggregate basis except as specifically provided in Section 6.11 hereof. MEDIQ and MEDIQ Sub shall deliver to MMI all written documentation requested by it relating to the Intellectual Property rights of MEDIQ Sub, including without limitation license or technology agreements for which MEDIQ Sub has contractual arrangements subject to the provision in the preceding sentences concerning customer information.

     7.5 Transfer of MEDIQ Sub Books and Assets. MEDIQ Sub agrees, at any time after the Closing, upon the request of MMI to do, execute, acknowledge and deliver or to cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, power of attorney and assurances as may be required for the better assigning, transferring, conveying and confirming to MMI, or to its successors and assigns, or for the aiding, assisting, collecting and reducing to possession of any or all of the books, records and assets of MEDIQ Sub. As of or after the Closing, MEDIQ Sub and its counsel shall provide MMI and its counsel upon request all documentation covering all aspects of MEDIQ Sub's business operations.

     7.6 Insurance. MEDIQ Sub shall keep, or cause to be kept, all insurance policies currently maintained relating to MEDIQ Sub and its properties, or suitable replacements therefor, in full force and effect through the close of business on the Effective Date. Schedule 7.6 sets forth all the insurance policies currently owned and maintained by MEDIQ Sub.

     7.7 MEDIQ Consents. MEDIQ shall exercise all reasonable efforts to obtain any consents necessary or desirable in connection with the consummation by MEDIQ of the transactions contemplated by this Agreement.

     7.8 Covenant Not to Compete. MEDIQ agrees to enter into a Non-Competition Agreement substantially in the form attached hereto as Exhibit F with MMI and the surviving corporation.

     7.9 Commitment to Vote MMI Shares. Except with respect to the following corporate actions and transactions, MEDIQ shall vote the MMI Shares and Warrant Shares, if any, in accordance with the recommendation of a majority of the board of directors of MMI for so long as (a) the board of directors of MMI has no greater than seven members, (b) MMI shall be in compliance with the covenant set forth in Section 8.1(c)(i) and (c) no shareholder of MMI who is a party to a Voting Agreement shall have breached such Voting Agreement which results in a MEDIQ Designee failing to be elected by a vote of the shareholders of MMI to the board of directors of MMI; provided, however, that MEDIQ's obligations shall in any event terminate upon the earlier of the distribution of the MMI Shares (i) pursuant to Section 7.12 hereof and (ii) pursuant to an exemption from the 1933 Act and applicable state securities laws.

          (a) Sale of all or substantially all of the assets of MMI, as determined on a consolidated basis;

          (b) The merger, consolidation of MMI or any direct or indirect subsidiary of MMI which represents all of substantially all of the then current business with or into any other entity, or the acquisition of any entity or ongoing business;

          (c) Any issuance by MMI or any direct or indirect subsidiary of MMI of any securities, including without limitation (i) any shares of Common Stock of MMI, (ii) any securities convertible into Common Stock or other securities of MMI, (iii) any instrument which confers the right to acquire any such securities and (iv) any instrument which entitles the holders thereof to vote for the election of directors of MMI;

          (d) A declaration of any dividends or other distributions, or the redemption by MMI or any direct or indirect subsidiary of MMI of any securities; and

          (e) Any transaction to be entered into between MMI and any affiliate of MMI in which MMI has a material economic interest.

     7.10 Standstill. MEDIQ shall have executed and delivered to MMI as of the date hereof the Standstill Agreement in the form attached hereto as Exhibit G.

     7.11 Commitment to Favorable Vote. MEDIQ agrees to vote all shares of MEDIQ Sub Common Stock held by it in favor of the approval of this Agreement and the transactions contemplated herein.

     7.12 Commitment to Distribute MMI Shares Free of Encumbrances. MEDIQ shall hold the MMI Shares free and clear of all Encumbrances other than as specifically contemplated hereby and shall cause the MMI Shares to be distributed to its stockholders free and clear of all Encumbrances as soon as practicable following the registration of the MMI Shares by MMI pursuant to the terms and conditions of Article XI hereof, but in no event later than 60 days following such registration; provided, however, that MEDIQ may distribute the MMI Shares to its stockholders without registration thereof but only if Wilson, Sonsini, Goodrich & Rosati shall have delivered to MMI, in a form reasonably acceptable to MMI and its legal counsel, its legal opinion that such distribution shall not violate Federal or applicable state securities laws and that such shares shall be freely tradeable by Persons not 'affiliates' (as defined in the 1933 Act) of MMI.

     7.13 Merger Expenses. MEDIQ Sub shall not incur in excess of $200,000 in the aggregate for all the out-of-pocket fees and expenses of counsel and accountants, incurred by MEDIQ Sub in connection with the negotiation of the transactions contemplated hereby and the consummation of the Merger.

     7.14 Qualifications, Approvals. To the extent that MEDIQ Sub is not qualified to do business and in good standing in any jurisdiction, MEDIQ Sub shall use its reasonable efforts to become so qualified and in good standing prior to the Effective Time. MEDIQ Sub shall use its reasonable efforts to obtain such approvals and consents, prior to the Effective Time, as may be required to avoid any breach, violation, default, termination or forfeiture set forth on Schedule 4.4(b) or Section 4.4(c)(iv).

                                 ARTICLE VIII

                               COVENANTS OF MMI

     MMI covenants to MEDIQ and MEDIQ Sub, as the case may be, as follows:

     8.1  Nomination of Two Directors to MMI Board.

          (a) As of the Closing and thereafter until the distribution by MEDIQ of the MMI Shares to its stockholders, MMI shall cause two individuals designated in writing by MEDIQ (collectively, the 'MEDIQ Designees') after the Closing Date and not later than 60 days in advance of the next meeting held for the purpose of electing directors to be nominated for election to the board of directors of MMI; provided, however, that MEDIQ in its written designation of such individuals shall provide MMI with (i) such information regarding each designee proposed by MEDIQ as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors of MMI, (ii) the consent of each nominee to serve as a director of MMI if so elected and (iii) any other information reasonably requested by MMI.

          (b) In the event either MEDIQ Designee shall cease to serve as a director of MMI prior to distribution of the MMI Shares by MEDIQ to its stockholders, MEDIQ shall have the right, (i) unless in breach of its obligation to distribute the MMI Shares in accordance with Section 7.12 hereof or (ii) upon a distribution by MEDIQ of the MMI Shares or the Warrant in violation of the 1933 Act or applicable state securities laws, to designate another individual, reasonably acceptable to a majority of the other members of the board of directors of MMI, to fill the vacancy created by such cessation in order to serve as a member of the board of directors of MMI; provided, however, that MEDIQ in its written designation of such individual shall provide MMI with such information regarding each designee proposed by MEDIQ as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors of MMI, and any other information reasonably requested by MMI. The board of directors of MMI shall review such information and determine whether such designee is reasonably acceptable to serve as a member of the board of directors of MMI (such chosen designee, a 'Successor') as soon as reasonably practicable following MEDIQ's designation of such individual. The process set forth in this
     Section 8.1(b) shall be repeated until such vacancy no longer exists.

          (c) MMI hereby covenants and agrees (i) to exercise its reasonable and good faith efforts as of the Effective Time and until the MMI Shares are distributed by MEDIQ to its stockholders, to cause the MEDIQ Designees and any Successor to serve as members of the board of directors of MMI and (ii) as of the Closing Date and until such time as the MMI Shares are distributed by MEDIQ to its stockholders, to cause the board of directors of MMI to consist of no more than seven members.

     8.2 Absence of Certain Changes to MMI. Prior to the Closing, except as expressly permitted or contemplated hereby, MMI will not, without MEDIQ's prior written consent (which consent shall not be unreasonably withheld):

          (a) set aside or pay any dividend to its shareholders except (i) dividends consistent with past practices (but not greater than $0.04 per share) and (ii) a special dividend of $0.15 per share (not including dividends described in subsection (i) immediately above), or make any distribution of assets to, or repurchase any MMI Common Stock or other securities from its shareholders;

          (b) issue or grant any securities or securities convertible into capital stock or grant or issue any options, warrants or rights to subscribe for capital stock or securities convertible into capital stock;

          (c) amend (other than an amendment to increase the compensation payable or to become payable thereunder) or terminate the employment contract of Mr. Alan D. Margulis as President and Chief Executive Officer;

          (d) acquire or dispose of any properties or assets used in MMI's business the individual value of which exceeds $50,000 except in the ordinary course of business;

          (e) amend MMI's Articles of Incorporation or Bylaws; or

          (f) engage in any activities or transactions outside the ordinary course of MMI's business as currently conducted.

     8.3 Material Operating Decisions. Prior to the Effective Time MMI agrees to consult with MEDIQ concerning any of its material operating decisions (including, without limitation, proposed employee hiring, layoff and termination decisions). Notwithstanding the foregoing MEDIQ expressly acknowledges that MMI alone shall make such operating decisions and if the Merger does not close, MEDIQ shall have no liability to MMI in respect to such consultation; and if the Merger does close, such consultation shall not effect the rights of MEDIQ set forth in Article X hereof.

     8.4 Access to Information. Each of MMI and MMI Sub will give MEDIQ and its accountants, legal counsel and other representatives full access, during normal business hours throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating to their respective business, assets and liabilities, and each of MMI and MMI Sub will furnish to MEDIQ, its accountants, legal counsel and other representatives during such period all such information concerning their respective affairs as MEDIQ may reasonably request but subject to Section 13.10 below (confidentiality and nondisclosure agreements); provided, that, subject to Section 9.3(b) hereof, any furnishing of such information pursuant hereto or any investigation by MEDIQ shall not affect MEDIQ's right to rely on the representations, warranties, agreements and covenants made by each of MMI and MMI Sub in this Agreement.

     8.5 Commitment to Favorable Vote. MMI agrees to vote all shares of MMI Sub Common Stock held by it in favor of the approval of this Agreement and the transactions contemplated herein.

     8.6 MEDIQ Guarantees. MMI will use its reasonable efforts to obtain releases of MEDIQ from its guarantees of indebtedness of MEDIQ Sub. To the extent any such release shall not be obtained, MMI shall indemnify MEDIQ and hold MEDIQ harmless against all liability or obligation arising out of such guarantees.

     8.7 MMI Qualifications. To the extent that MMI is not qualified to do business and in good standing in any jurisdiction in which it is required to be qualified, MMI shall use its reasonable efforts to become so qualified and in good standing prior to the Effective Time.

                                  ARTICLE IX

                  CONDITIONS TO OBLIGATIONS OF THE PARTIES

     9.1 Conditions to the Obligations of the MMI Parties and the MEDIQ Parties. The respective obligations of the MMI Parties and the MEDIQ Parties to consummate the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

          (a) Shareholder Approval. MMI shall have obtained all consents and approvals of its shareholders required to consummate the transactions contemplated by this Agreement.

          (b) No Actions. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having jurisdiction over any of the MMI Parties or the MEDIQ Parties.

          (c) Statutes. No statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would (i) make the consummation of the Merger illegal or (ii) render MMI Sub or MEDIQ Sub unable to consummate the Merger, except for any waiting period provisions.

          (d) Warrant Agreement. MMI and MEDIQ shall have entered into that Warrant Agreement substantially in the form attached hereto as Exhibit A which shall be in full force and effect in accordance with its terms.

     9.2 Conditions to the Obligations of the MMI Parties. The obligations of the MMI Parties to consummate the Merger are subject to satisfaction of the following conditions unless waived in writing by MMI:

          (a) Consents and Approvals. The MEDIQ Parties shall have obtained all consents and approvals set forth in Schedule 4.4(b) and approval of third parties (including governmental authorities) set forth in Schedule 4.4(c)(iv) required to consummate the transactions contemplated by this Agreement and MEDIQ Sub shall have obtained approval of its stockholder.

          (b) Representations, Warranties and Agreements. All representations and warranties made herein by the MEDIQ Parties shall be true, accurate and correct in all material respects as of the date made and, except as expressly contemplated in this Agreement, as if made as of the Closing. The MEDIQ Parties shall have performed all covenants, obligations, and agreements undertaken herein to be performed at or prior to the Closing in all material respects. Notwithstanding anything to the contrary set forth in Section 7.4, to the extent that, prior to the Closing, MEDIQ delivers to MMI in accordance with Section 13.1 hereof a written statement advising MMI that an event has occurred (specifying in reasonable detail such event) subsequent to the date of execution of this Agreement that would render any representation or warranty made by MEDIQ or MEDIQ Sub in this Agreement untrue if such representation or warranty were made as of the Closing and MMI shall subsequently waive the failure to satisfy the condition set forth in this Section 9.2(b) with respect to such representation or warranty, MMI shall have no remedy against MEDIQ or MEDIQ Sub in respect of such untrue representation or warranty but shall only have the right not to close the transactions contemplated by this Agreement for failure to satisfy the condition set forth in this Section 9.2(b).

          (c) Opinion of Counsel to MEDIQ Parties. MMI shall have received at the Closing an opinion dated the Closing Date from each of (i) Wilson, Sonsini, Goodrich & Rosati, counsel to MEDIQ and MEDIQ Sub, (ii) general counsel to MEDIQ and (iii) general counsel to MEDIQ Sub, each in form and substance satisfactory to MMI and MMI Sub and their counsel, substantially in the form of Exhibits H-1, H-2 and H-3, respectively.

          (d) Employment Agreements. Each of Mr. J. Thomas Owings and Mr. Bruce Cree shall have entered into an Employment Agreement with MEDIQ Sub, which, in the case of Mr. Owings shall be substantially in the form attached hereto as Exhibit I, and each such agreement shall be in full force and effect as of the Closing.

          (e) Standstill Agreements. MMI and MMI Sub shall have received a Standstill Agreement executed by each of MEDIQ and all Persons constituting the MEDIQ Control Group each of which shall be in full force and effect in accordance with its terms.

          (f) Noncompetition Agreement. MEDIQ shall have entered into a Noncompetition Agreement (the 'Noncompetition Agreement') substantially in the form attached hereto as Exhibit F, and such Noncompetition Agreement shall be in full force and effect in accordance with its terms.

          (g) Contracts. MMI shall be satisfied that MEDIQ Sub shall have amended or obtained waivers in respect of any and all rights pursuant to any contract that will be necessary in order to enable the surviving corporation to conduct MEDIQ Sub's business and operations after the Effective Time of the Merger substantially as MEDIQ Sub did immediately preceding the Effective Time of the Merger, such contracts being set forth on Schedule 9.2(g).

          (h) FIRPTA Certificate. MEDIQ Sub shall have delivered to MMI a certification, meeting the requirements of Sections 1.897-2(h) and 1.1445-2(c)(3) of the United States Treasury Regulations, to the effect that MEDIQ Sub is not, and has not been, a United States real property holding corporation, as defined in Section 897(c)(2) of the Code, during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (i) Receipt of Documents by MMI. MMI shall have received the following:

             (i) A certificate, dated as of the Closing Date and executed by its President and Secretary from each of MEDIQ and MEDIQ Sub, to the effect that the conditions set forth in Sections 9.1 and 9.2 hereof with respect to it shall have been satisfied.

             (ii) Certified copies of the resolutions of the Board of Directors of each of MEDIQ and MEDIQ Sub respecting this Agreement and the transactions contemplated herein;

             (iii) Certified copies of MEDIQ's and MEDIQ Sub's Certificate of Incorporation and Bylaws, together with a certificate of the corporate secretary of each that none of such documents have been amended;

             (iv) One or more certificates as to the incumbency of each officer of MEDIQ or MEDIQ Sub who has signed this Agreement, the Certificate of Merger or any certificate, document or instrument delivered pursuant hereto;

             (v) Good standing certificates for MEDIQ and MEDIQ Sub from the Secretaries of State of their respective states of incorporation, dated as of a date not earlier than 5 business days prior to the Closing Date;

             (vi) Copies of all third party and governmental consents, permits and authorizations that MEDIQ or MEDIQ Sub has received in connection with this Agreement and the transactions contemplated herein; and

             (vii) Copies of the Audited Financials.

          (j) Forgiveness of Advance Account Obligation. Immediately prior to the Closing Date, MEDIQ shall forgive the Advance Account Obligation which shall be treated as a contribution to the capital of MEDIQ Sub.

     9.3 Conditions to the Obligations of the MEDIQ Parties. The obligations of the MEDIQ Parties to consummate the Merger are subject to satisfaction of the following conditions unless waived in writing by MEDIQ:

          (a) Consents and Approvals. MMI Sub shall have obtained all consents and approvals of its shareholders and MMI and MMI Sub shall have obtained all consents and approvals of third parties (including governmental authorities) set forth in Section 5.3(c) hereof required to consummate the transactions contemplated by this Agreement.

          (b) Representations, Warranties and Agreements. All representations and warranties made herein by the MMI Parties shall be true, accurate and correct in all material respects as of the date made and, except as expressly contemplated in this Agreement, as if made as of the Closing. The MMI Parties shall have performed all covenants, obligations, and agreements undertaken herein to be performed at or prior to the Closing in all material respects. Notwithstanding anything to the contrary set forth in Section 8.3, to the extent that prior to the Closing MMI delivers to MEDIQ in accordance with Section 13.1 hereof a written statement advising MEDIQ that an event has occurred (specifying in reasonable detail such event) subsequent to the date of execution of this Agreement that would render any representation or warranty made by MMI or MMI Sub in this Agreement untrue if such representation or warranty were made as of the Closing and MEDIQ shall subsequently waive the failure to satisfy the condition set forth in this Section 9.3(b) with respect to such representation or warranty, MEDIQ shall have no remedy against MMI or MMI Sub in respect of such untrue representation or warranty but shall only have the right not to close the transactions contemplated by this Agreement for failure to satisfy the condition set forth in this Section 9.3(b).

          (c) Opinion of Counsel to MMI. MEDIQ and MEDIQ Sub shall have received at the Closing an opinion dated the Closing Date of Gibson, Dunn & Crutcher, counsel to MMI and MMI Sub, in form and substance satisfactory to MEDIQ and MEDIQ Sub and their counsel, substantially in the form of Exhibit J.

          (d) Commitment to Vote. Each shareholder of MMI Common Stock listed on Schedule 9.3(d) shall have entered into a voting agreement (each, a 'Voting Agreement') to vote in favor of this Agreement and the transactions contemplated herein substantially in the form of Exhibit K which shall be in full force and effect in accordance with its terms.

          (e) Receipt of Documents by MEDIQ. MEDIQ shall have received the following:

             (i) A certificate, dated as of the Closing Date and executed by its President and Secretary from each of MMI and MMI Sub, to the effect that the conditions set forth in Sections 9.1 and 9.3 hereof with respect to it shall have been satisfied.

             (ii) Certified copies of the resolutions of the Board of Directors of each of MMI and MMI Sub respecting this Agreement and the transactions contemplated herein;

             (iii) Certified copies of MMI's and MMI Sub's Articles of Incorporation or Certificate of Incorporation, as the case may be, and their respective Bylaws, together with a certificate of the corporate secretary of each that none of such documents have been amended;

             (iv) One or more certificates as to the incumbency of each officer of MMI or MMI Sub who has signed the Agreement, the Certificate of Merger or any certificate, document or instrument delivered pursuant hereto;

             (v) Good standing certificates for MMI and MMI Sub from the Secretaries of State of their respective states of incorporation, dated as of a date not earlier than 5 business days prior to the Closing Date; and

             (vi) Copies of all third party and governmental consents, permits and authorizations that MMI or MMI Sub has received in connection with this Agreement and the transactions contemplated herein.

                                   ARTICLE X

                                   INDEMNITY

     10.1 Indemnification of MMI and the Surviving Corporation. MEDIQ agrees to indemnify, defend and hold harmless MMI, and the surviving corporation from and against and shall reimburse MMI and the surviving corporation against and in respect of any and all Losses that MMI or the surviving corporation shall incur or suffer and which arise from or are attributable to, by reason of or in connection with any breach or inaccuracy of or any failure to perform or comply with any of MEDIQ's or MEDIQ Sub's representations, warranties, agreements or covenants contained in this Agreement, including all schedules and certificates referred to herein or officers' certificates required to be delivered hereunder; provided, however, that indemnification for matters specifically contemplated by
Section 11.6 shall be governed by such section and not this Section 10.1.

     The indemnity obligations of MEDIQ pursuant to this Section 10.1 for a breach or inaccuracy of or a failure to perform or comply with any or all of such representations, warranties, covenants and agreements shall terminate upon the earlier of (i) the distribution of the MMI Shares to the stockholders of MEDIQ pursuant to a registration statement prepared by MMI in accordance with
Article XI hereof and (ii) April 30, 1995 (the earlier date, the 'Indemnification Cut-off Date'), except with respect to the obligations, representations and warranties set forth in Section 6.8(i) hereof (tax matters) which shall terminate sixty days following the expiration of the statute of limitations applicable to the Tax with respect to which the representation or warranty applies (the 'Tax Indemnification Cut-off Date'), and, in either case, except to the extent that a Notice (as defined in Section 10.3 below) has been delivered to MEDIQ prior to the Indemnification Cut-off Date or the Tax Indemnification Cut-off Date, as applicable in respect of claims for indemnification set forth in such Notice.

     Except as set forth in the immediately succeeding sentence, MEDIQ shall have no obligations under this Section 10.1 unless and until the aggregate amount of liability for Losses to MMI and the surviving corporation exceeds $300,000, whereupon MEDIQ shall be liable to indemnify for all such amounts over $300,000 up to a maximum aggregate of Ten Million Dollars ($10,000,000).

     In any case in which claims for indemnification have been asserted by MMI or the surviving corporation and have been set forth in a Notice, all Parties agree that the indemnity obligations of MEDIQ with respect to such matters shall continue in full force and effect until such matters have been settled by agreement of the Parties or by resolution of such matters in accordance with the terms of this Agreement. Subject to Section 9.2(b) no disclosure by MEDIQ or MEDIQ Sub other than the disclosure contained in this Agreement, including the schedules hereto, nor any investigation made by or on behalf of MMI or MMI Sub with respect to MEDIQ or MEDIQ Sub shall be deemed to affect MMI's reliance on the representations, warranties, covenants and agreements made by MEDIQ or MEDIQ Sub contained in this Agreement and shall not constitute a waiver of MMI's or the surviving corporation's rights to indemnity as herein provided for the breach or inaccuracy of or failure to perform or comply with any of MEDIQ's or MEDIQ Sub's representations, warranties, covenants or agreements under this Agreement.

     10.2 Indemnification of MEDIQ. MMI agrees to indemnify, defend and hold harmless MEDIQ from and against and shall reimburse MEDIQ against and in respect of any and all Losses that MEDIQ shall incur or suffer and which arise from or are attributable to, by reason of or in connection with any breach or inaccuracy of or any failure to perform or comply with any of MMI's representations, warranties, agreements or covenants contained in this Agreement, including all schedules and certificates referred to herein and officers' certificates required to be delivered hereunder; provided, however, that indemnification for matters specifically contemplated by Section 11.6 shall be governed by such section and not this Section 10.2.

     The indemnity obligations of MMI pursuant to this Section 10.2 for a breach or inaccuracy of or a failure to perform or comply with any or all of such representations, warranties, covenants and agreements shall terminate upon the Indemnification Cut-off Date, except to the extent a Notice (as defined in Section 10.3) has been delivered to MMI prior to the Indemnification Cut-off Date in respect of claims for indemnification set forth in such Notice.

     MMI shall have no obligations under this Section 10.2 unless and until the aggregate amount of liability for Losses to MEDIQ exceeds $300,000, whereupon MMI shall be liable to indemnify MEDIQ for all such amounts over $300,000 up to a maximum aggregate of Ten Million Dollars ($10,000,000).

     In any case in which claims for indemnification have been asserted by MEDIQ and have been set forth in a Notice, all Parties agree that the indemnity obligations of MMI with respect to such matters shall continue in full force and effect until such matters have been settled by agreement of the Parties or by resolution of such matters in accordance with the terms of this Agreement. Subject to Section 9.3(b), no disclosure by MMI or MMI Sub other than the disclosure contained in this Agreement, including the schedules hereto, nor any investigation made by or on behalf of MEDIQ or MEDIQ Sub, with respect to MMI or MMI Sub shall be deemed to affect MEDIQ's reliance on the representations, warranties, covenants and agreements made by MMI or MMI Sub contained in this Agreement and shall not constitute a waiver of MEDIQ's rights to indemnity as herein provided for the breach or inaccuracy of or failure to perform or comply with any of MMI's or MMI Sub's representations, warranties, covenants or agreements under this Agreement.

     10.3  Procedure for Indemnification

          (a) In the event that a Party shall incur or suffer any Losses in respect of which indemnification may be sought by such party pursuant to the provisions of this Article X, the party seeking to be indemnified hereunder (the 'Indemnitee') shall assert a claim for indemnification by written notice (a 'Notice') to the party from whom indemnification is sought (the 'Indemnitor') briefly stating the nature and basis of such claim. In the case of Losses arising by reason of any third party claim, the Notice shall be given within 25 days of the filing or other written assertion of any such claim against the Indemnitee, but the failure of the Indemnitee to give the Notice within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee except to the extent that the Indemnitor is actually prejudiced thereby; provided, however, that any such notice shall be given no later than the Indemnification Cut-off Date, or the Tax Indemnification Cut-off Date, as applicable.

          (b) The Indemnitee shall provide to the Indemnitor on request all information and documentation reasonably necessary to support and verify any Losses which the Indemnitee believes give rise to a claim for indemnification hereunder and shall give the Indemnitor reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee which would have bearing on such claim.

          (c) In the case of third party claims for which indemnification is sought, the Indemnitor shall have the option (i) to conduct any proceedings or negotiations in connection therewith, (ii) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not settle any such claim without the consent of the Indemnitee, which consent shall not be unreasonably withheld) and (iii) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event, the Indemnitee shall be entitled to participate at its own expense with its own counsel in any proceedings relating to any third party claim. The Indemnitor shall, within 25 days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of the claim. Until the Indemnitee has received notice of the Indemnitor's election whether to defend any claim, the Indemnitee shall take reasonable steps to defend (but may not settle) such claim and the reasonable costs and expenses (including the reasonable fees and expenses of counsel) in connection therewith shall be reimbursed by Indemnitor if and to the extent the claim itself is one for which indemnification is owing hereunder. If the Indemnitor shall decline to assume the defense of any such claim, or shall fail to notify the Indemnitee within 25 days after receipt of the notice of the Indemnitor's election to defend such claim, the Indemnitee may settle such claim (provided that any such settlement without the prior written consent of the Indemnitor shall not be determinative of the amount of any
     Loss). If the Indemnitor notifies the Indemnitee that it wishes to accept a bona fide written offer from any such claimant or plaintiff (which offer includes a release of the Indemnitor from all liability in respect of such claim), and the Indemnitee does not consent to such settlement, the Indemnitor shall not be liable under this Section 10.3 for the amount by which any subsequent settlement or judgment with respect to such claim exceeds such bona fide written settlement offer. The expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne by the Indemnitor if and to the extent such third party claim itself is one for which indemnification is owing hereunder. Regardless of which Party shall assume the defense of the claim, the Parties agree to cooperate fully with one another in connection therewith. If and to the extent the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of a third party claim then within 10 days after the occurrence of a settlement or judgment with respect to such third party claim, the Indemnitor shall deliver to the Indemnitee, at the Indemnitor's option either: (a) the number of shares (in whole shares) of MMI Common Stock that have an aggregate value (valued at $5.25 per share) most nearly equal to the amount of any Losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof), or
     (b) cash equal to the amount of any Losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof).
     In the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, if and to the extent the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee against such Losses, the Indemnitor shall within 10 days after agreement on the amount of Losses or the determination of the amount by an arbitrator in accordance with Section 10.4 hereof deliver to the Indemnitee at the Indemnitor's option either: (a) the number of shares
     (in whole shares) of MMI Common Stock that have an aggregate value (valued at $5.25 per share) most nearly equal to the amount of such Losses
     (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof), or (b) cash equal to the amount of such Losses (or the portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof). Any shares of MMI Common Stock delivered by (i) MEDIQ to MMI to satisfy Losses shall be cancelled and
     (ii) MMI to MEDIQ to satisfy Losses shall be deemed fully paid and nonassessable.

     10.4 Arbitration. Any controversy involving a claim by an indemnified party pursuant to this Article X shall be finally settled by arbitration in Los Angeles, California, in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by an arbitrator chosen by mutual agreement of MMI and MEDIQ. Failing such agreement, the arbitration shall be conducted by 3 independent arbitrators, none of whom shall have any competitive interest with MMI or MEDIQ: MMI shall choose one such arbitrator, MEDIQ shall choose one such arbitrator, and such two arbitrators shall mutually select a third arbitrator. Any decision of two such arbitrators shall be binding on MMI and MEDIQ. There shall be limited discovery prior to the arbitration hearing, subject to the discretion of the arbitrators, as follows: (a) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrator upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure. Each party shall pay its own costs and expenses (including counsel fees) of any such arbitration except that the arbitrator can compel one Party to pay all or a portion of the other Party's costs and expenses.

     10.5 Survivability of Representations, Warranties, Covenants and Agreements. Except as expressly set forth herein, each Party's respective representations, warranties, covenants and agreements contained in this Agreement and any other document delivered in connection herewith shall terminate and be of no further force and effect after the date which is the Indemnification Cut-off Date, except with respect to (i) the representations and warranties set forth in Section 6.8(i) hereof (tax matters) which shall terminate and be of no further force and effect after the date which is the Tax Indemnification Cut-off Date and (ii) the covenants and agreements of either MMI or MEDIQ set forth herein which by their terms pertain to periods following the Indemnification Cut-off Date.

     10.6 Exclusive Remedy. Except as set forth herein, the respective indemnity obligations of MMI and MEDIQ pursuant to this Article X, (together with all of MMI Parties' and MEDIQ Parties' representations, warranties, covenants and other agreements) shall survive the Closing and the indemnity obligations set forth in this Article X, absent fraud, shall be the exclusive remedy of MMI and MEDIQ, with respect to matters resulting in Losses; provided that the Parties recognize and agree that in the event of a breach by the MMI Parties on the one hand or the MEDIQ Parties on the other hand of the covenants and agreements set forth in Sections 6.5, 7.5, 7.9, 7.11, 7.12, 8.1, 8.5, and
Article 11 that money damages would not be an adequate remedy to either for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by the respective Parties therefrom and, accordingly, if there should be a breach or threatened breach of such sections, the Party to be harmed thereby shall be entitled to an injunction restraining the other or others from any breach without showing or proving actual damages. Nothing in the preceding sentence shall limit or otherwise affect any remedies the Parties may otherwise have against each other under Applicable Law. Notwithstanding anything to the contrary contained herein, such covenants and agreements shall survive the Closing and terminate only upon expiration of the applicable statutes of limitations.

                                  ARTICLE XI

                             REGISTRATION RIGHTS

     11.1  Definitions.  For purposes of this Article XI:

          (a) The terms 'register,' 'registered,' and 'registration' refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement; and

          (b) The term 'Registrable Securities' refers to the MMI Shares, the Noncompetition Shares, the Warrant and Warrant Shares and any MMI Common Stock issued as a dividend or other distribution with respect to, or in exchange or in replacement thereof except that the MMI Shares, the Noncompetition Shares, the Warrant or Warrant Shares (or any particular shares thereof) shall cease to be Registrable Securities when and to the extent (i) except as otherwise contemplated by Section 11.2(b) hereof, a registration statement with respect to the sale of the MMI Shares, the Noncompetition Shares, the Warrant or Warrant Shares has become effective under the 1933 Act and the MMI Shares, the Noncompetition Shares, the Warrant and Warrant Shares have been disposed of in accordance with such registration statement; or (ii) the MMI Shares, the Warrant or Warrant Shares cease to be outstanding; or (iii) except as otherwise contemplated by Section 11.2(b), the MMI Shares shall have been distributed to the stockholders of MEDIQ pursuant to the provisions beginning 'provided, however' in Section 7.12 hereof.

     11.2  Registration.

          (a) MMI shall employ its reasonable efforts to cause all Registrable Securities to be registered under the 1933 Act as soon as reasonably practicable after the filing of its annual report on Form 10-K for the fiscal year ending April 28, 1995; provided, however, that if MMI shall furnish to MEDIQ a certificate signed by its President stating that, in the good faith judgment of the board of directors of MMI, it would be detrimental to MMI or its shareholders for a registration statement to be filed in the near future, then MMI shall have the right to defer the filing of a registration statement with respect to such Registrable Securities until such time as the board of directors of MMI deems advisable, but in no event later than November 30, 1995, and thereafter shall employ its reasonable efforts to cause all Registrable Securities to be registered under the 1933 Act as soon as practicable.

     MMI shall be obligated to effect only one registration pursuant to this
Article XI.

          (b) The registration referred to in Section 11.2(a) hereof shall cover the subsequent sale of Registrable Securities distributed to any MEDIQ stockholders who may also then be deemed an 'affiliate' (as defined in the 1933 Act) of MMI (each such Person, an 'Affiliate Stockholder'), and MMI shall cause the registration statement with respect to such Affiliate Stockholders' Registrable Securities to remain effective for 180 days after first becoming effective; provided, however, that no Affiliate Stockholder shall sell an amount of Registrable Securities to any one purchaser constituting more than 5% of then outstanding MMI Common Stock pursuant to the registration statement.

          (c) MMI and MEDIQ shall enter into a 'piggy-back' registration rights agreement which shall contain customary terms and conditions, including without limitation (i) the transfer of such rights from MEDIQ to Affiliate Stockholders upon distribution pursuant to Section 7.12 hereof,
     (ii) the period such rights shall survive which shall be for a period of two years following the expiration of the 180-day period referred to in
     Section 11.2(b) above and (iii) indemnification provisions substantially similar to those provided for in Section 11.6 hereof.

          (d) Nothwithstanding anything to the contrary in Section 13.13 hereof, it is expressly agreed that the Affiliate Stockholders at the time of the distribution pursuant to Section 7.12 are intended thrid party beneficiaries of Article XI as applicable to such Affiliate Stockholders.

     11.3 Obligations of MMI. Whenever required under paragraph 11.2 to use its reasonable efforts to effect the registration of any Registrable Securities, MMI shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to MEDIQ such numbers of copies of a prospectus, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

          (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that MMI shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     11.4 Condition Precedent. It shall be a condition precedent to the obligations of MMI to take any action pursuant to this Article XI that MEDIQ shall furnish to MMI information regarding MEDIQ, the Registrable Securities held by MEDIQ and other such information as MMI shall reasonably request and as shall be required in connection with the action to be taken by MMI.

     11.5 Expenses of Registration. All expenses incurred by MMI in connection with preparation of a registration statement, I including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for MMI shall be borne by MMI.

     11.6 Indemnification. Notwithstanding anything to the contrary set forth in Article X hereof, in connection with the Registrable Securities being included in a registration statement under this Article XI:

          (a) To the extent permitted by law, MMI will indemnify and hold harmless MEDIQ and each Person, if any, who controls MEDIQ within the meaning of the 1933 Act, against any losses, claims, damages or liabilities to which they may become subject under the 1933 Act insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be therein, or necessary to make the statements therein not misleading;
     and will reimburse MEDIQ or such controlling person of MEDIQ for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this paragraph 11.6(a) shall not (i) apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of MMI (which consent shall not be unreasonably withheld); or (ii) apply to any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by MEDIQ or such controlling person of MEDIQ for use in connection with such registration.

          (b) To the extent permitted by law, MEDIQ will indemnify and hold harmless MMI, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls MMI within the meaning of the 1933 Act, and each agent for MMI against any losses, claims, damages or liabilities to which MMI or any such director, officer, controlling person or agent of MMI may become subject under the 1933 Act insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished by MEDIQ for use in connection with such registration; and MEDIQ will reimburse any legal or other expenses reasonably incurred by MMI or any such director, officer, controlling person or agent of MMI in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this paragraph 11.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of MEDIQ (which consent shall not be unreasonably withheld). This indemnity will be in addition to any liability which MEDIQ may otherwise have.

          (c) Any Person entitled to indemnification hereunder will: (i) give notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim. The failure to notify an indemnifying party of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph.

     11.7 Transfer of Registration Rights. The registration rights of MEDIQ under this Article XI shall not be transferred to any transferee who acquires any shares of the Registrable Securities without the prior written consent of MMI which may be withheld for any reason or no reason at all, provided, however, that the registration rights of MEDIQ under this Article XI may be transferred to one transferee who acquires all the shares of Registrable Securities in a transaction where MEDIQ is selling all of its outstanding capital stock or substantially all of its assets or where MEDIQ is merged into another corporation and is not the surviving entity with the prior written consent of MMI which shall not be unreasonably withheld.

                                 ARTICLE XII

                                 TERMINATION

     12.1 Termination by Mutual Consent. Notwithstanding approval of the Merger by MMI, MMI Sub, MEDIQ or MEDIQ Sub, or their respective stockholders, this Agreement may be terminated (i) at any time prior to the Closing by written consent of MMI and MEDIQ or (ii) by either MMI or MEDIQ if the Closing does not occur within 120 days of the date of this Agreement provided that no MMI Party as to MMI and no MEDIQ Party as to MEDIQ is in breach of any of its representations, warranties, consents or agreements contained herein.

     12.2 Termination by MMI. MMI may terminate this Agreement at any time prior to the Closing by delivery of written notice to MEDIQ if: (a) MMI determines in the exercise of its reasonable judgment that the pendency of any lawsuit or the institution or threat of any governmental or administrative action, investigation or inquiry which questions the validity or the legality of the transactions contemplated hereby or which seeks to prevent, restrain, change or obtain damages in respect of such transactions, makes it inadvisable to consummate the transactions contemplated hereby, notwithstanding that such lawsuit, action, investigation or inquiry may be deemed to be without merit; (b) MEDIQ or MEDIQ Sub have breached or violated this Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violations within 10 days of receiving written notice thereof.

     12.3 Termination by MEDIQ. MEDIQ may terminate this Agreement at any time prior to the Closing by delivery of written notice to MMI if: (a) MEDIQ determines in the exercise of its reasonable judgment that the pendency of any lawsuit or the institution or threat of any governmental or administrative action, investigation or inquiry which questions the validity or the legality of the transactions contemplated hereby or which seeks to prevent, restrain, change or obtain damages in respect of such transactions, makes it inadvisable to consummate the transactions contemplated hereby, notwithstanding that such lawsuit, action, investigation or inquiry may be deemed to be without merit; (b) MMI or MMI Sub has breached or violated this Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violations within 10 days of receiving written notice thereof; or (c) any representation or warranty made by MMI or MMI Sub is false or inaccurate in any material respect or there is any material misrepresentation or omission by either MMI or MMI Sub; or (d) the average of the daily closing prices for 10 consecutive trading days of the MMI Common Stock between the date of this Agreement and the second day preceding the Closing falls below $4.00 (a 'Stock Price Default') provided MEDIQ delivers written notice of its election to terminate within 10 business days of the occurrence of a Stock Price Default. For purposes of this Section 12.3, the closing price for each day shall be the last such reported sales price, or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices for such day of the MMI Common Stock in the over-the counter market as reported by the Nasdaq National Market System or any comparable system.

     12.4 Effect of Termination. In the event of termination as provided above, all parties hereto shall bear their own costs associated with this Agreement and all transactions mentioned herein and there shall be no obligation on the part of either party's officers, directors or share/stockholders; provided, that (a) Sections 13.5 (publicity), 13.9 (each party to bear own costs), 13.10 (confidentiality) and 13.11 (attorneys' fees) shall survive such termination and continue in full force and effect and (b) nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.

                                 ARTICLE XIII

                                 MISCELLANEOUS

     13.1 Notices. Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by certified or registered mail, postage prepaid, as follows:

        (a)  If to MMI or MMI Sub:

             MMI Medical, Inc.
             1611-B Pomona Road
             Corona, California 91720
             Attention: President and Chief Executive Officer
             Facsimile: (909) 736-3753

        With a copy to:

             Gibson, Dunn & Crutcher
             333 South Grand Avenue
             Los Angeles, California 90071
             Attention: Peter F. Ziegler, Esq.
             Facsimile: (213) 229-7520

        (b)  If to MEDIQ:

             MEDIQ Incorporated
             One MEDIQ Plaza
             Pennsauken, New Jersey 08110
             Attention: President and General Counsel
             Facsimile: (609) 486-4720

        with a copy to:

             Wilson, Sonsini, Goodrich & Rosati
             650 Page Mill Road
             Palo Alto, California 94304
             Attention: Robert T. Clarkson, Esq.
             Facsimile: (415) 858-4488

        (c)  If to MEDIQ Sub:

             MEDIQ Equipment and Maintenance Services, Inc.
             4330 Beltway, Suite 300
             Arlington, Texas 76018
             Attention: Chief Financial Officer
             Facsimile: (609) 486-4720

     or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

     13.2 Entire Agreement; Modifications; Waiver. Except as set forth below in Section 13.10 (confidentiality and nondisclosure agreements) and except for the agreements contemplated herein and that certain Employee Solicitation Agreement entered into as of March 21, 1994, this Agreement constitutes the final, exclusive and complete understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and discussions with respect thereto, including, without limitation, the Letter of Understanding dated December 21, 1993, by and among MMI, MMI Sub, MEDIQ and MEDIQ Sub. No variation or modification of this Agreement and no waiver of any provision or condition hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the party against whom enforcement of any such variation, modification, waiver or consent is sought.

     13.3 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     13.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

     13.5 Publicity. Except for disclosure (if any) required by any law to which any Party is subject, the timing and content of any announcements, press releases and public statements concerning the acquisition contemplated hereby shall be by mutual agreement of MMI and MEDIQ.

     13.6 Successors and Assigns. No Party may, without the prior express written consent of each other party, assign this Agreement in whole or in part. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties hereto.

     13.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts between California residents made and to be performed entirely within the State of California.

     13.8 Further Assurances. At the request of any of the Parties hereto, and without further consideration, the other Parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the Merger.

     13.9 Each Party to Bear Own Costs. Each of the Parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement including without limitation fees and disbursement of counsel, financial advisors and accountants, it being understood that the fees and expenses of Wilson, Sonsini, Goodrich & Rosati and Deloitte & Touche are being incurred by MEDIQ Sub.

     13.10 Confidentiality and Nondisclosure Agreements. Except as required by law, statute, rule or regulation, all confidential information which shall have been furnished or disclosed by one party to the other pursuant to this Agreement shall be held in confidence pursuant hereto or pursuant to the confidential information non-disclosure agreements entered into by such Parties and shall not be disclosed to any Person other than their respective employees, directors, legal counsel, accountants or financial advisors, with a need to have access to such information.

     13.11 Attorneys' Fees. In the event of any suit or other proceeding to construe or enforce any provision of this Agreement or any other agreement to be entered into pursuant hereto, or otherwise in connection with this Agreement, the prevailing Party's or Parties' reasonable attorneys' fees and costs (in addition to all other amounts and relief to which such Party or Parties may be entitled) shall be paid by the other Party or Parties.

     13.12 Knowledge. The terms 'knowledge' or 'know' for purposes of this Agreement mean, with respect to those Persons holding positions set forth on
Schedule 13.12 with any of the MMI Parties or the MEDIQ Parties, as applicable, as of the Closing Date, actual knowledge or the receipt of written notification by such Persons.

     13.13 Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any Person.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

MMI MEDICAL, INC.                                      MEDIQ INCORPORATED

By: /s/ Alan D. Margulis                               By:
    Alan D. Margulis
Its: President and Chief Executive Officer             Its:

MMI ACQUISITION SUBSIDIARY, INC.                       MEDIQ EQUIPMENT AND MAINTENANCE SERVICES, INC.


By: /s/ Alan D. Margulis                               By: /s/ J. Thomas Owings
Alan D. Margulis                                       J. Thomas Owings
Its: President and Chief Executive Officer             Its: President and Chief Executive Officer

                     EXHIBIT A -- Form of Warrant Agreement

                                WARRANT AGREEMENT

     This WARRANT AGREEMENT (the 'Agreement') is made as of [__________], 1994 between MMI Medical, Inc., a California corporation ('MMI'), and MEDIQ Incorporated, a Delaware corporation ('MEDIQ').

                                   RECITALS

     WHEREAS, in connection with that certain Agreement and Plan of Reorganization among MMI, MMI Acquisition Subsidiary, Inc., MEDIQ and MEDIQ Equipment and Maintenance Services, Inc. dated [______________], 1994 (the 'Reorganization Agreement'), MMI shall issue to MEDIQ (i) 2,050,000 shares (the 'MMI Shares') of $0.01 par value common stock of MMI (the 'MMI Common Stock') and (ii) one warrant (the 'Warrant') entitling MEDIQ to purchase an aggregate of 325,000 shares of MMI Common Stock (the shares of MMI Common Stock issued upon exercise of the Warrant are referred to herein as the 'Warrant Shares'); and

     WHEREAS, in connection with the Reorganization Agreement, MMI and MEDIQ have agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Reorganization Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                      ISSUANCE AND DELIVERY OF THE WARRANT

     1.01. Issuance of the Warrant. Subject to the Closing (as defined and as such other capitalized terms used herein without definition are defined in the Reorganization Agreement) having occurred MMI will issue and deliver the Warrant to MEDIQ on the Closing Date. The Warrant shall be substantially in the form of
Exhibit 1 attached hereto. The Warrant shall be dated the Closing Date, and shall be signed on behalf of MMI by its President or a Vice President under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary.

                                 ARTICLE II

                     DURATION AND EXERCISE OF THE WARRANT

     2.01. Duration of Warrant. The Warrant may be exercised on or after the business day following the Closing and prior to the close of business on the fourth anniversary thereof, except as otherwise provided in Article IV hereof.

     2.02. Terms of Exercise. The Warrant shall entitle the holder thereof to purchase the number of shares of MMI Common Stock stated therein, adjusted as provided in Article III, upon payment of $6.25 per share, adjusted as provided in Article III. Such price, as in effect from time to time as provided in
Article III, is referred to herein as the 'Exercise Price.'

     2.03.  Exercise of the Warrant.

          (a) The Warrant shall be exercised in whole or in part by surrendering it, together with a subscription in the form appearing on the reverse side thereof duly executed and accompanied by a certified or official bank check in payment of the Exercise Price.

          (b) In lieu of paying the Exercise Price to MMI with respect to the exercise of the Warrant into Warrant Shares as required by Section 2.03(a) hereof, the holder may pay all or any portion of the Exercise Price with respect to such Warrant Shares by surrendering the Warrant to MMI to the extent representing Warrant Shares equal to (A) the aggregate Exercise Price of the Warrant Shares so surrendered, divided by (B) the excess of
     (1) the current market price per share of MMI Common Stock (determined as provided in Section 3.01(d) below) on the business day immediately preceding the date on which the Warrant is delivered to the Company for exercise, over (2) the Exercise Price per share in effect at such time. Any Warrant surrendered pursuant to this Section 2.03(b) shall be accompanied by a duly completed and executed Assignment in such form as attached to the Warrant set forth in Schedule 1 attached hereto assigning the right to purchase surrendered Warrant Shares to the Company.

          (c) The Warrant shall be exercisable during the period provided in
     Section 2.01 hereof at any time in whole or from time to time in part. As soon as practicable after the Warrant has been so exercised, MMI shall issue and deliver or cause to be delivered to, or upon the order of, the holder of such Warrant, in such name or names as may be directed by such holder, a certificate or certificates for the number of full Warrant Shares to which such holder is entitled, and cash as provided in Section 3.09 in respect of any remaining fractional interest in a Warrant Share and, if such Warrant shall not have been exercised in full, a new Warrant for the number of full shares of MMI Common Stock as to which such Warrant shall not have been exercised. Any Warrant so surrendered shall be cancelled by or on behalf of MMI.

     2.04.  Common Stock Issued upon Exercise of the Warrant.

          (a) All Warrant Shares, when issued in accordance with the terms hereof, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free and clear of all Encumbrances. MMI shall pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares. MMI shall not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of the Warrant Shares in a name other than that of the holder of the Warrant who shall have exercised the same. In such case, MMI shall not be required to issue any certificate for Warrant Shares until the person or persons requesting the same shall have paid to MMI the amount of any such tax or shall have established to MMI's reasonable satisfaction that the tax has been paid or that no tax is due.

          (b) Irrespective of the date of issue of certificates for any Warrant Shares, each person in whose name any certificate is issued shall be deemed to have become the holder of record of the Warrant Shares represented thereby on the date on which the Warrant was exercised and payment of the Exercise Price was tendered as provided in Section 2.03.

                                  ARTICLE III

                           ANTI-DILUTION PROVISIONS

     3.01. Adjustment of Exercise Price and Number of Warrant Shares. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

          (a) If MMI shall (i) pay a dividend in shares of MMI Common Stock or make a distribution in shares of MMI Common Stock, (ii) subdivide its outstanding shares of MMI Common Stock, (iii) combine its outstanding shares of MMI Common Stock or (iv) issue by reclassification of its shares of MMI Common Stock other securities of MMI (including any such reclassification in connection with a consolidation or merger in which MMI is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of MMI which the holder would have owned or would have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) If MMI shall issue rights, options or warrants to all holders of the outstanding MMI Common Stock, without any charge to such holders, entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase shares of MMI Common Stock at a price per share which is lower at the record date mentioned below than the then current market price per share of MMI Common Stock (as defined in paragraph
     (d) below), the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of MMI Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of MMI Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of MMI Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of MMI Common Stock so offered would purchase at the current market price per share of MMI Common Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options and warrants.

          (c) If MMI shall distribute to all holders of shares of MMI Common Stock (including any such distribution made in connection with a consolidation or merger in which MMI is the surviving corporation) evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above or in the paragraph immediately following this paragraph) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of MMI Common Stock (excluding those referred to in paragraph (b) above) then, in each case, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the then current market price per share of MMI Common Stock (as defined in paragraph (d) below) on the date of such distribution, and the denominator of which shall be the then current market price per share of MMI Common Stock (as defined in paragraph (d) below), less the then fair value (as determined in good faith by the board of directors of MMI, whose determination shall be conclusive if made in good faith) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of MMI Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distributions.

          If MMI shall make a distribution to all holders of the shares of MMI Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the holder of each Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from MMI, such subsidiary or both, as MMI shall determine, the stock or other securities to which such holder would have been entitled if such holder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 3.01; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

          (d) For the purpose of any computation under (i) Section 2.03(b), (ii) paragraphs (b) or (c) of this Section 3.01 and (iii) Section 3.05, the current market price per share of MMI Common Stock at any date shall be the average of the daily closing prices for 20 consecutive trading days commencing 30 trading days before the date of such computation. The closing price for each day shall be the last such reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of MMI Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the closing sale price, or if none available, the average of the closing bid and asked prices of the MMI Common Stock in the over-the-counter market as reported by the NASDAQ National Market System or any comparable system or if not approved for quotation on the NASDAQ National Market System or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by MMI for that purpose.

          (e) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

          (f) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

          (g) No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b) and (c) if MMI issues or distributes to each holder of Warrants the rights, option, warrant, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto. No adjustment need be made for a change in the par value of the Warrant Shares.

          (h) In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the holders of Warrant shall become entitled to purchase any securities of MMI other than shares of MMI Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (g), inclusive, above, and the provisions of Sections 2.01 (duration), 2.02 (terms of exercise), 3.02 (notice) and 3.03 (no adjustment for dividends), with respect to the Warrant Shares, shall apply on like terms to such other securities.

          (i) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the number of shares of MMI Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of MMI Common Stock so issued were the shares of MMI Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of MMI Common Stock, if any, were issued or sold for the consideration actually received by MMI upon such exercise plus the aggregate consideration, if any, actually received by MMI for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Warrant Price or decreasing the number of shares of MMI Common Stock purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

     3.02. Notice of Change in Shares Issuable, etc. Whenever the securities issuable or deliverable in exchange for Warrant is changed pursuant to this
Article III, MMI promptly shall prepare a certificate executed by its chief financial officer, setting forth a brief statement of the facts requiring the change and specifying the effective date of such change and the number or amount of, and describing the shares or other securities issuable or deliverable in exchange for, each Warrant as so changed. MMI shall mail such a notice to each holder of Warrant at the address registered with MMI. Failure to file such statement or to publish such notice, or any defect in such statement or notice, shall not affect the legality or validity of any such change.

     3.03. No Adjustment for Dividends. Except as provided in Section 3.01, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

     3.04. Form of Warrant. The form of Warrant need not be changed because of any change in the amounts or nature of securities issuable or deliverable pursuant to this Article III, and Warrants issued after such change may state the same number of shares issuable in exchange for the Warrant as is stated in the Warrant initially issued pursuant to this Agreement. However, MMI at any time, in its sole discretion (which shall be conclusive), may change the form of Warrant to reflect any such change in the amounts or nature of securities issuable or deliverable upon exercise, provided such change in form does not otherwise affect the substance thereof; and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

     3.05. Cash in Lieu of Fractional Shares. MMI shall not be required to issue fractional shares of MMI Common Stock upon exercise of Warrants. If, by reason of any change be made pursuant to this Article III, the holder of any Warrant would be entitled, upon the exercise of any rights evidenced thereby, to receive a fractional interest in a share, MMI, upon such exercise, shall purchase such fractional interest for an amount in cash equal to the current market price per share of MMI Common Stock (as defined in Section 3.01(d)) on the trading day immediately preceding the date the Warrant is presented for exercise multiplied by such fractional interest.

                                  ARTICLE IV

       PRESERVATION OF PURCHASE RIGHTS UPON MERGER, CONSOLIDATION, ETC.

     In case of any consolidation of MMI with or merger of MMI into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the property of MMI, MMI or such surviving or purchasing corporation, as the case may be, shall execute with each holder of Warrants an agreement that each holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities, cash and property which the holder would have owned or would have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities, cash and property shall be made during the term of a Warrant or upon the exercise of a Warrant. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article
III. The provisions of this Article IV shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

                                   ARTICLE V

              OTHER PROVISIONS FOR PROTECTION OF WARRANT HOLDERS

     5.01. Reservation of Shares. MMI at all times shall reserve and keep available such number of shares of its authorized but unissued MMI Common Stock as from time to time shall be sufficient to permit the exercise of all outstanding Warrants. If at any time the number of authorized but unissued shares of MMI Common Stock shall not be sufficient for such purpose, MMI will take such action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued MMI Common Stock to such number of shares as shall be sufficient for such purpose. Prior to the issuance of any Warrant Shares, MMI shall secure the listing of such Warrant Shares upon any securities exchange upon which shares of Common Stock are then listed, if any.

     5.02. Lost and Misplaced Warrant Certificates. If any Warrant becomes lost, stolen, mutilated or destroyed, MMI, on such terms as to indemnity or otherwise as it may in its discretion impose, will issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of MMI, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall at any time be enforceable by anyone.

     5.03. Enforcement of Warrant Rights. All rights of action are vested in the respective holders of the Warrant. Any holder of any Warrant may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against MMI suitable to enforce, or otherwise in respect of, his right to exercise his Warrant for the purchase of the number of Warrant Shares issuable or deliverable in exchange therefor, in the manner provided in the Warrant and in this Agreement.

     5.04. Notice of Distributions. Whenever MMI shall authorize the payment or distribution of a cash or other dividend to all holders of the MMI Common Stock which does not require an adjustment to the Warrant pursuant to Subsections (a), (b) or (c) of Section 3.01 hereof, then MMI will cause to be mailed to the holder of the Warrant by first class mail addressed to such holder at the address appearing in the records of MMI, at least 10 days before the applicable record date with respect to such dividend or distribution, a notice stating (A) the date on which record is to be taken for the purpose of such dividend or distribution, or, if a record is not to be taken, the date as of which the holders of MMI Common Stock of record to be entitled to such dividend or distribution are to be determined and (B) a brief description of the kind and aggregate amount of such dividend or distribution, including, if available, the amount thereof on a per share of MMI Common Stock basis.


                                ARTICLE VI

                    TRANSFER AND OWNERSHIP OF WARRANT

     6.01. Negotiability and Ownership. Any Warrant issued hereunder shall not be sold, transferred, assigned or hypothecated or in any manner transferred by MEDIQ except in compliance with the Securities Act of 1933, as amended, and any applicable state securities laws. Any attempt to sell, transfer, assign or hypothecate in contravention of this Section shall be null and void.

     6.02. Exchange of Warrant. Upon the issuance and prior to the expiration thereof, one or more Warrant may be surrendered at the office MMI for exchange and, upon cancellation thereof, one or more new Warrant shall be issued as requested by the holder of the cancelled Warrant or Warrants for the same aggregate number of shares as were issuable in exchange for the Warrant or Warrants so cancelled.

                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

     7.01. Applicable Law. This Agreement and the Warrant shall be governed by and construed in accordance with the laws of the State of California, without regard to the choice of law rules thereof.

     7.02. Notices. Any notice pursuant to this Agreement to be given to MMI shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is provided by MMI in writing) as follows:

          MMI Medical, Inc.
          1611-B Pomona Road
          Corona, California 91720
          Attention:  President  and Chief Executive Officer

     7.03. Successors. All the covenants and provisions of this Agreement by or for the benefit of MMI shall bind and inure to the benefit of its respective successors and assigns hereunder.

     7.04. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than MMI and the holders of Warrants or Warrant Shares any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of MMI and the holders of Warrants or Warrant Shares.

     7.05. Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

     7.06. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                                ARTICLE VIII

                          TERMINATION AND AMENDMENT

     8.01. Termination upon Failure of Closing. Notwithstanding anything herein to the contrary, this Agreement shall terminate and all Warrant granted hereunder shall be null and void in the event that the Reorganization Agreement shall have been terminated prior to the Closing thereof.

     8.02. Amendment. This Agreement may only be amended by a written instrument executed by MMI and by the holders of greater than 50% of the then outstanding Warrant, provided that, if any such amendment affects the rights of holders of Warrant Shares as well, then such amendment must be executed by the holders of Warrant or Warrant Shares or both representing greater than 50% of the total number of such Warrant and Warrant Shares.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                MMI MEDICAL, INC.

                                By: /s/ Alan D. Margulis
                                    Alan D. Margulis
                                    Its: President and Chief Executive Officer

[CORPORATE SEAL]

Attest:

__________________________

                                MEDIQ INCORPORATED

                                By: /s/ Bernard J. Korman
                                    Bernard J. Korman
                                    Its: President and Chief Executive Officer

                                   EXHIBIT 1

     THIS WARRANT IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AGREEMENT,
     DATED        , 1994, BETWEEN MMI MEDICAL, INC. AND MEDIQ INCORPORATED.
     NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE.

                                                            Warrant to Purchase

                                                          _____________________
                                                        shares of Common Stock,
                                                            as herein described

No. W(U) _____

                               MMI MEDICAL, INC.

                          (a California corporation)

                         ------------------------------

                         COMMON STOCK PURCHASE WARRANT

                         ------------------------------

               This Warrant Will Be Void After             , 1998

                         ------------------------------

                              This certifies that

          . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                          (herein called the Holder)

is entitled to purchase, at any time on or after               , 19   and
on or before                 , 1998,              fully paid and nonassessable
shares of Common Stock, par value $0.01 per share, of MMI Medical, Inc., a corporation duly organized and existing under the laws of California (the 'Company'), at the exercise price of $6.25 per share (but the number of shares issuable in exchange for this Warrant and the exercise price therefor may be changed from time to time, upon the occurrence of certain events as provided in the Warrant Agreement hereinafter described) by surrendering this Warrant, with the subscription form on the reverse side hereof duly executed, at the corporate trust office of the transfer agent for the Common Stock, and by paying, in lawful money of the United States or by certified or official bank check, the exercise price for the number of shares in exchange for which this Warrant is exercised, but only subject to the conditions set forth herein and in the Warrant Agreement.

     This Warrant is one of a duly executed issue of Common Stock Purchase Warrant evidencing the right to purchase Common Stock of MMI, and is issued under and in accordance with an Agreement authorized by the Board of Directors
of MMI and dated as of               , 1994 (the 'Warrant Agreement') and is
subject to the terms and provisions contained in the Warrant Agreement, to all of which the holder of this Warrant, by acceptance hereof, consents. A copy of the Warrant Agreement may be obtained by the holder upon written request to the Secretary of MMI.

     In certain events provided for in the Warrant Agreement, the shares of Common Stock issuable upon the exercise of this Warrant may be changed as therein provided. No fractional shares will be issued upon the exercise of this Warrant, but in lieu of any fractional interest MMI shall pay cash, as provided in the Warrant Agreement. Upon any partial exercise of this Warrant, there shall be executed and issued to or upon the order of the holder a new Warrant in respect of the shares as to which this Warrant shall not have been exercised.

     Warrants shall be transferable of record only by MMI.

     This Warrant does not entitle any holder to any of the rights of a shareholder of MMI.

                                MMI MEDICAL, INC.

                                By: /s/ Alan D. Margulis
                                    Alan D. Margulis
                                    Its: President and Chief Executive Officer

[Seal]

Attest:

___________________
     Secretary

                                   ASSIGNMENT

     (To be executed by the registered holder to effect a transfer of the within Warrant)

     FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

     (Name) ___________________________________________________________________

     (Address) ________________________________________________________________

     the right to purchase the Common Stock evidenced by the within Warrant, and does irrevocably constitute and appoint

     __________________________________________________________________________

     to transfer the said right on the books of MMI, with full power of substitution.

     Dated, ________________________ , 199_____

                                         SIGNATURE

                                         ______________________________________

     NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration or change whatsoever, and must be guaranteed by a bank or trust company having an office or correspondent in Los Angeles, California, or by a firm having membership on a registered national securities exchange.

     (SUBSCRIPTION FORM TO BE EXECUTED UPON EXERCISE OF WARRANT)

     The undersigned, registered holder or assignee of such registered holder of the within Warrant, hereby (1) subscribes for _____ shares of Common Stock which the undersigned is entitled to purchase under the terms of the within Warrant,
(2) makes the full cash payment therefor called for by the within Warrant, and
(3) directs that the Common Stock issuable upon exercise of said Warrant be issued as follows:

                                         (Name) _______________________________

                                         (Address) ____________________________

                                         SIGNATURE

                                         ______________________________________


Dated: __________________________________

     NOTICE: The signature on this subscription form must correspond with the name as written upon the face of the within Warrant, or upon the assignment form on the reverse side thereof, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a bank or trust company having an office or correspondent in Los Angeles, California, or by a firm having membership on a registered national securities exchange.

                                 EXHIBIT B

                        CERTIFICATE OF INCORPORATION

                                    OF

                      MMI ACQUISITION SUBSIDIARY, INC.


                                ARTICLE I
                           NAME OF CORPORATION

                      The name of this corporation is

                      MMI ACQUISITION SUBSIDIARY, INC.


                                ARTICLE II
                            REGISTERED OFFICE

     The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                               ARTICLE III
                                 PURPOSE

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                               ARTICLE IV
                        AUTHORIZED CAPITAL STOCK

     The corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares which the corporation shall have authority to issue is One Thousand (1,000), and each such share shall have a par value of one cent ($0.01).


                               ARTICLE V
                             INCORPORATOR

     The name and mailing address of the incorporator of the corporation is:

                         Christopher J. Purcell
                         MMI Medical, Inc.
                         1611-B Pomona Road
                         Corona, California  91720


                              ARTICLE VI
                    BOARD POWER REGARDING BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the corporation.


                              ARTICLE VII
                        ELECTION OF DIRECTORS

     Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.


                              ARTICLE VIII
                   LIMITATION OF DIRECTOR LIABILITY

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the corporation existing by virtue of this
Article VIII at the time of such repeal or modification.


                                  ARTICLE IX
                               CORPORATE POWER

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.


                                  ARTICLE IX
                      CREDITOR COMPROMISE OR ARRANGEMENT

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does make and file this Certificate.

Dated:  January 27, 1994

                                       ________________________________________
                                       Christopher J. Purcell
                                       Incorporator

                                   EXHIBIT C

     Omitted from this filing is Exhibit C to the Merger Agreement.

     Exhibit C contains the By-Laws of MMI Medical, Inc.

     Copies of such By-Laws are available to any stockholder of MMI Medical, Inc. upon request.

     Copies of such By-Laws will be provided supplementally to the Commission upon request.

                                   EXHIBIT D

     Omitted from this filing is Exhibit D to the Merger Agreement.

     Exhibit D contains the Confidentiality Agreement between the parties to the Merger Agreement.

     Copies of such agreement will be provided supplementally to the Commission upon request.

                EXHIBIT E -- FORM OF CALCULATION OF NET TANGIBLE
                              ASSETS OF MEDIQ SUB

Stockholder's Equity                                                        $
                                                                            ---------------------------
Less:  Goodwill
                                                                            ---------------------------
       Patents
                                                                            ---------------------------
       Copyrights
                                                                            ---------------------------
       Trademarks
                                                                            ---------------------------
       Other Intangibles:

          Deferred Tube Expense                                             ---------------------------

          Deferred Commissions                                              ---------------------------

          Deferred Software Costs                                           ---------------------------

          Deferred Start-up Costs                                           ___________________________

Plus:  Expenses and Liabilities (Section 13.9)
                                                                            ---------------------------
       Net Tangible Assets of MEDIQ Sub                                     $
                                                                            ===========================

                EXHIBIT F -- Form of Noncompetition Agreement

                         MEDIQ NONCOMPETITION AGREEMENT

     THIS NONCOMPETITION AGREEMENT (the 'Agreement') is made and entered into as
of [               ], 1994, by and between MMI Medical, Inc., a California
corporation ('MMI'), MEDIQ Equipment and Maintenance Services, Inc., a Delaware corporation ('MEDIQ Sub') and MEDIQ Incorporated, a Delaware corporation ('MEDIQ').

                                  RECITALS

     WHEREAS, MEDIQ has this date conveyed to MMI, all of the issued and outstanding capital stock of MEDIQ Sub pursuant to that certain Agreement and Plan of Reorganization among MMI, MMI Acquisition Subsidiary, Inc. ('MMI Sub'), MEDIQ Sub and MEDIQ (the 'Reorganization Agreement');

     WHEREAS, upon the consummation of the transactions contemplated in the Reorganization Agreement, MMI Sub merged with and into MEDIQ Sub with MMI holding all of the outstanding capital stock of MEDIQ Sub as the 'surviving corporation' (as defined in the Reorganization Agreement);

     WHEREAS, the business of MEDIQ Sub as currently conducted, including without limitation the business of providing repair and maintenance services, and sales of parts for, and management of the technical operation of, CT scanners, nuclear medicine equipment, magnetic resonance imaging systems and other diagnostic imaging equipment for hospitals and mobile and fixed-site operators (the 'Business') has heretofore been conducted in the Territory (as defined below);

     WHEREAS, MMI through MEDIQ Sub intends to carry on the Business;

     WHEREAS, pursuant to Section 7.8 of the Reorganization Agreement, MEDIQ has agreed to enter into a noncompetition agreement in favor of MMI and the surviving corporation;

     WHEREAS, if MEDIQ were to compete with MMI's operation of the Business in the Territory through the surviving corporation other than as permitted herein, MMI could be deprived of the benefit of any reputation or goodwill of the surviving corporation as may exist after the date hereof; and

     WHEREAS, the covenants provided herein are material, significant and essential to effecting the transactions contemplated by the Reorganization Agreement, and the Noncompetition Shares (defined below) and the consideration under the Reorganization Agreement has been transferred from MMI to MEDIQ in exchange for such covenants.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the sum of 20,000 shares (the 'Noncompetition Shares') of MMI Common Stock, as that term is defined in the Reorganization Agreement, and the premises and of the respective representations and warranties contained herein and the respective covenants and agreements contained in this Agreement and the Reorganization Agreement and to induce MMI to perform its obligations thereunder, the parties hereto agree as follows:

     1. Term. The term of this Agreement shall commence on the date of the Closing, as that term is defined in the Reorganization Agreement, and shall terminate on the fifth anniversary of the date of the Closing, except that the covenant set forth in Section 2(c) shall terminate on the third anniversary of the date of the Closing.

     2. Covenant Not to Compete. For the term of this Agreement, MEDIQ shall not, directly or indirectly:

          (a) engage in the Business or any business competing with the Business;

          (b) have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly held corporation), joint venturer, officer, partner, employee or consultant, or otherwise engage or invest or participate in the Business or any business which shall compete with the Business conducted by the surviving corporation or any successor of the surviving corporation in the Territory; or

          (c) solicit any then current employee of the surviving corporation to leave the employ of the surviving corporation.

          (d) Notwithstanding the foregoing, MEDIQ shall not be restricted from repairing or maintaining (directly or indirectly through subsidiaries) nuclear medicine equipment in conjunction with MEDIQ Sub's business of providing nuclear medicine and ultrasound services, so long as MEDIQ does not bid for nuclear medicine equipment maintenance contracts currently held by MMI when such contracts are renewed.

     3. Injunctive Relief. The parties hereto agree that damages would be an inadequate remedy for MMI or the surviving corporation in the event of breach or threatened breach of this Agreement and thus, in any such event, MMI or the surviving corporation may, either with or without pursuing any potential damage remedies, immediately obtain and enforce an injunction prohibiting MEDIQ from violating this Agreement.

     4. Territory. For purposes of this Agreement, 'Territory' means the Business carried on by the surviving corporation in those counties in the respective states listed on Schedule 1.

     5. Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision, without any action on the part of the parties hereto, shall be deemed amended to delete or to modify (including, without limitation, a reduction in duration, geographical area or prohibited business activities) the portion adjudicated to be invalid or unenforceable, such deletion or modification to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made, and such deletion or modification to be made only to the extent necessary to cause the provision as amended to be valid and enforceable.

     6. Noncompetition Shares. As an inducement to MEDIQ to enter into this Agreement, MMI represents and warrants that (a) the Noncompetition Shares which are to be transferred to MEDIQ by MMI pursuant hereto are free and clear of any and all Encumbrances (as defined in the Reorganization Agreement); (b) MMI has the full right, power and authority to issue and transfer the Noncompetition Shares to MEDIQ pursuant to the terms of this Agreement; and (c) the Noncompetition Shares to be issued to MEDIQ as contemplated hereunder are duly authorized and, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid, non-assessable, not subject to any preemptive or similar rights.

     7. Amendment; Beneficiary; Termination. This Agreement may be amended only by a written instrument signed by each of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement. This Agreement may be terminated only upon the written agreement of MMI, the surviving corporation and MEDIQ. No waiver of any provision of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     8. Complete Understanding. This Agreement constitutes the full and complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements with respect to the subject matter hereof.

     9. Notices. All notices, requests, demands, applications, services of process, and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given when transmitted by telex, telecopier or facsimile transmission or when delivered or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

        (a)  If to MMI or surviving corporation:

             MMI Medical, Inc.
             1611-B Pomona Road
             Corona, California 91720
             Attention: President and Chief Executive Officer
             Facsimile: (909) 736-3753

        With a copy to:

             Gibson, Dunn & Crutcher
             333 South Grand Avenue
             Los Angeles, California 90071
             Attention: Peter F. Ziegler, Esq.
             Facsimile: (213) 229-7520

        (b)  If to MEDIQ:

             MEDIQ Incorporated
             One MEDIQ Plaza
             Pennsauken, New Jersey 08110
             Attention: President and General Counsel
             Facsimile: (609) 486-4720

        with a copy to:

             Wilson, Sonsini, Goodrich & Rosati
             650 Page Mill Road
             Palo Alto, California 94306
             Attention: Robert T. Clarkson, Esq.
             Facsimile: (415) 858-4488

or to such other address as any party shall furnish to the other by notice given in accordance with this Section.

     10. Construction. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to the choice of law rules thereof.

     11. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

MMI MEDICAL, INC.                                      MEDIQ INCORPORATED

By:                                                    By:
    Alan D. Margulis                                           Bernard J. Korman
Its: President and Chief Executive Officer             Its: President and Chief Executive Officer

                                  SCHEDULE 1

     State                                    Applicable Counties

                   EXHIBIT G -- Form of Standstill Agreement

                             STANDSTILL AGREEMENT

     This Standstill Agreement (this 'Agreement') is entered into as of [_______________], 1994 by and between MMI Medical, Inc., a California corporation ('MMI'), and [entity/individual/trust] ('Coventor').

                                   RECITALS

     A. This Agreement is entered into pursuant to Section 7.10 of that certain Agreement and Plan of Reorganization (the 'Reorganization Agreement') entered into as of the date hereof by and among MMI, MMI Acquisition Subsidiary, Inc., a Delaware corporation ('MMI Sub'), MEDIQ Equipment and Maintenance Services, Inc., a Delaware corporation ('MEDIQ Sub'), and MEDIQ Incorporated, a Delaware corporation and sole shareholder of MEDIQ Sub ('MEDIQ').

     B. Pursuant to the Reorganization Agreement, MMI Sub will be merged with and into MEDIQ Sub and all of the outstanding shares of common stock of MEDIQ Sub will be exchanged for 2,030,000 shares (the 'MMI Shares') of MMI's common stock, par value $0.01 per share (the 'MMI Common Stock'), and one warrant (the 'Warrant') to purchase 325,000 shares of MMI Common Stock.

                                  AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement and in the Reorganization Agreement, the parties hereto, intending to be legally bound, do hereby agree as follows:

     Section 1.  Standstill.

          (a) Coventor agrees that, subject to Section 2 of this Agreement and except as may be expressly set forth in the Reorganization Agreement, without MMI's prior written consent, Coventor shall not and will cause each of [its/his] affiliates [and immediate family members] to not, directly or indirectly, alone or in concert with others: (i) acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, any Voting Securities, except for the exercise of the Warrant, (as defined below) or make any proposal for or offer of any extraordinary transaction involving MMI or
     (ii) arrange, or participate in the arranging of, financing for the purchase of Voting Securities by any Person.

          (b) For purposes of this Agreement, the following terms shall have the following meanings:

     'Person' means any individual, sole proprietorship, partnership, joint venture, trust incorporated organization, association, corporation, institution, party or other entity.

     'Voting Securities' means any voting securities of MMI, including without limitation the MMI Common Stock, and any direct or indirect rights or options to acquire voting securities of MMI, including without limitation the Warrants.

     Section 2.  Termination of Standstill.

          (a) If the Closing (as defined in the Reorganization Agreement) shall not have occurred pursuant to the terms of the Reorganization Agreement, then Coventor shall be released from the obligations contained in Section 1(a) hereof.

          (b) If the Closing of the Reorganization Agreement shall have occurred, then Coventor shall be released from the obligations contained in
     Section 1(a) hereof on the third anniversary of the date of the Closing.

     Section 3. Representations and Warranties of Coventor. As an inducement to MMI to enter this Agreement, Coventor represents and warrants to MMI as follows:

          (a) Coventor has full power and authority to execute, deliver and perform its obligations under this Agreement and all action on Coventor's part necessary for such execution, delivery and performance has been duly taken. This Agreement has been duly executed and delivered by Coventor.

     [(a) For trust only] Coventor is a trust duly established and validly existing under the laws of the state of [state governing trust]. [Trustee] has full power and authority to execute, deliver and cause the performance by Coventor of its obligations under this Agreement and all action necessary for such execution, delivery and performance has been duly taken. This Agreement has been duly executed and delivered by Coventor.

          (b) Coventor is not a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement or consummation of the transactions contemplated herein by Coventor and the execution and delivery by Coventor of this Agreement does not, and the performance and consummation of the transactions contemplated by this Agreement will not result in any conflict with, breach or violation of or default, termination or forfeiture under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination or forfeiture under) [any terms or provisions of Coventor's Certificate of Incorporation or Bylaws,][the trust instrument] or any statute, rule, regulation, judicial, governmental, regulatory or administrative decree, order or judgment, or any agreement, lease or other instrument to which Coventor is a party.

          (c) No consent, approval, authorization, order, registration, qualification of filing of or with any court or any regulatory authority or any other governmental or administrative body is required on Coventor's part for the consummation by Coventor of the transactions contemplated by this Agreement.

          (d) This Agreement is Coventor's legal, valid and binding obligation, enforceable against Coventor in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

     Section 4. Representations and Warranties of MMI. As an inducement to Coventor to enter this Agreement, MMI represents and warrants to Coventor as follows:

          (a) MMI has full corporate power and authority to execute, deliver and, subject to obtaining the required approvals of the holders of MMI Common Stock, perform its obligations under this Agreement, and all corporate action on its part necessary for such execution, delivery and, subject to obtaining the required approvals of the holders of MMI Common Stock, performance has been duly taken. This Agreement has been duly executed and delivered by MMI.

          (b) This Agreement is the legal, valid and binding obligation of MMI, subject to obtaining the required approvals of the holders of MMI Common Stock, enforceable against MMI in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

     Section 5. Specific Enforcement. Coventor acknowledges that MMI would not have an adequate remedy at law for money damages in the event that any or all of the covenants of Coventor in this Agreement were not performed in accordance with their terms and therefore agrees that MMI shall be entitled to specific enforcement of such covenants in addition to any other remedy to which it may be entitled, at law or in equity.

     Section 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the choice of law rules thereof.

     Section 7. Assignment. No party may, without the prior express written consent of the other party, assign this Agreement in whole or in part. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assignees of the parties hereto.

     Section 8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

     Section 9. Costs. In the event of any suit or other proceeding to construe or enforce any provision of this Agreement, or otherwise in connection with this Agreement, the prevailing party's or parties' reasonable attorneys' fees and costs (in addition to all other amounts and relief to which such party or parties may be entitled) shall be paid by the other party or parties.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

MMI MEDICAL, INC.                                      [Entity]

By:                                                    By:  ____________________
    Alan D. Margulis
Its: President and Chief Executive Officer             Its: ____________________

                                                       [Individual]

                                                       _________________________


                                                       [Trust]

                                                       By:  ____________________
                                                               as Trustee

                      EXHIBIT H-1 --  Form of WSGR Opinion

          (i) The authorized and outstanding shares of capital stock of MEDIQ Sub is as set forth in Section 4.2 of the Agreement. All outstanding shares of MEDIQ Sub Common Stock have been validly issued, are fully paid and nonassessable.

          (ii) Each of MEDIQ and MEDIQ Sub has the requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Warrant Agreement, the Standstill Agreement (collectively, the 'Ancillary Agreements'), the Reorganization Agreement and the Noncompetition Agreement to which it is a party. Each of MEDIQ and MEDIQ Sub has taken all requisite corporate and shareholder action to approve and adopt the Reorganization Agreement, the Ancillary Agreements and the Noncompetition Agreement to which it is a party, and the performance by each of their respective obligations thereunder. The Reorganization Agreement and the Ancillary Agreements to which each is a party have been duly and validly executed and delivered by MEDIQ and MEDIQ Sub and constitute legal, valid and binding obligations of each of MEDIQ and MEDIQ Sub, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

          (iii) The execution and delivery of the Reorganization Agreement, the Ancillary Agreements and the Noncompetition Agreement by each of MEDIQ and MEDIQ Sub, and the performance and consummation by each of MEDIQ and MEDIQ Sub of the transactions contemplated thereby, do not result in any conflict with, breach or violation of or default, termination, forfeiture or lien under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination, forfeiture or lien under) any terms or provisions of their respective Certificates of Incorporation or Bylaws, or, to the best of such counsel's knowledge, any judicial or governmental decree, order or judgment to which MEDIQ Sub is a party or to which either of MEDIQ or MEDIQ Sub.

     The following opinion shall be given by either Wilson, Sonsini, Goodrich & Rosati or each General Counsel to MEDIQ and MEDIQ Sub:

          (iv) To such counsel's knowledge, there is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (other than the filing of the Certificate of Merger and other than consents or filings required by state and federal securities laws in connection with the issuance of MMI Common Stock) required for the consummation by MEDIQ or MEDIQ Sub of the transactions contemplated by this Agreement which has not been obtained or waived.

          (v) Upon the delivery and filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to and in accordance with the laws of Delaware, the Merger will be effective in accordance with Delaware law.

              EXHIBIT H-2 -- Form of MEDIQ General Counsel Opinion

          (i) MEDIQ is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing in [_________] and [__________], except to the extent where the failure to so qualify would not have a material adverse effect on MEDIQ.

          (ii) To the best of such counsel's knowledge, the transactions contemplated by the Reorganization Agreement, including the Merger, will not constitute a violation of any preemptive or similar rights applicable to the transfer of any shares of MEDIQ Sub Common Stock pursuant to MEDIQ's Certificate of Incorporation, Bylaws and such shares are free and clear of any lien, security interest, encumbrance, option, warrant, voting trust or other similar arrangement.

          (iii) The Noncompetition Agreement has been duly and validly executed and delivered by MEDIQ.

     The following opinion shall be given by either Wilson, Sonsini, Goodrich & Rosati or each General Counsel to MEDIQ and MEDIQ Sub:

          (iv) To such counsel's knowledge, there is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (other than the filing of the Certificate of Merger and other than consents or filings required by state and federal securities laws in connection with the issuance of MMI Common Stock) required for the consummation by MEDIQ of the transactions contemplated by the Reorganization Agreement which has not been obtained or waived.

          (v) To such counsel's knowledge, there is no suit, arbitration or legal, administrative or other proceeding or governmental investigation pending or threatened to which MEDIQ is a party that would preclude MEDIQ from consummating the transactions contemplated by the Reorganization Agreement, the Warrant Agreement, the Standstill Agreement or the Noncompetition Agreement.

          (vi) To such counsel's knowledge, there is no outstanding judicial or administrative order, decree, judgment or stipulation to which MEDIQ is a party or is subject that would preclude MEDIQ from consummating of the transactions contemplated by the Reorganization Agreement, the Warrant Agreement, the Standstill Agreement or the Noncompetition Agreement.

             EXHIBIT H-3 --  Form of MEDIQ Sub General Counsel Opinion

          (i) MEDIQ Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing in [___________] and [____________]except to the extent where the failure to so qualify would not have a material adverse effect on MEDIQ Sub taken as a whole.

          (ii) The authorized and outstanding shares of capital stock of MEDIQ Sub is as set forth in Section 4.2 of the Agreement. All outstanding shares of MEDIQ Sub Common Stock have been duly authorized, validly issued, are fully paid and nonassessable.

          (iii) To the best of such counsel's knowledge, the transactions contemplated by the Reorganization Agreement, including the Merger, will not constitute a violation of any right of first refusal, option or other restriction applicable to the transfer of any shares of MEDIQ Sub Common Stock pursuant to MEDIQ Sub's Certificate of Incorporation, Bylaws, or any agreement to which MEDIQ Sub is a party.

     The following opinion shall be given by either Wilson, Sonsini, Goodrich & Rosati or each General Counsel to MEDIQ and MEDIQ Sub:

          (iv) To such counsel's knowledge, there is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (other than the filing of the Certificate of Merger and other than consents or filings required by state and federal securities laws in connection with the issuance of MMI Common Stock) required for the consummation by MEDIQ Sub of the transactions contemplated by the Reorganization Agreement which has not been obtained or waived.

          (v) To such counsel's knowledge, there is no suit, arbitration or legal, administrative or other proceeding or governmental investigation pending or threatened to which MEDIQ Sub is a party that would preclude the consummation of the transactions contemplated by the Reorganization Agreement.

          (vi) To such counsel's knowledge, there is no outstanding judicial or administrative order, decree, judgment or stipulation to which MEDIQ Sub is a party or is subject that would preclude the consummation of the transactions contemplated by the Reorganization Agreement.

                                   EXHIBIT I

     Omitted from this filing is Exhibit C to the Merger Agreement.

     Exhibit C contains the Form of Employment Agreement to be entered into by MMI Medical, Inc. and the current President of MEDIQ Equipment & Maintenance Services, Inc.

     Such employment agreement as and when executed by the parties thereto will be filed as an exhibit to the filings of MMI Medical, Inc. under the Securities Exchange Act of 1934, if required thereunder.

     Copies of the Form of such Employment Agreement will be provided supplementally to the Commission upon request.

                       EXHIBIT J -- Form of GD&C Opinion

          (i) MMI is a corporation duly incorporated, validly existing and in good standing under the laws of the state of California and MMI Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware.

          (ii) MMI has all requisite corporate authority to own, operate or lease its respective properties and carry on its respective business as now conducted and is duly qualified to do business and is in good standing as a foreign corporation in [_________]and [_____________], except to the extent failure to qualify would not have a material adverse affect on MMI, taken as a whole.

          (iii) The authorized and outstanding shares of capital stock of MMI is as set forth in Section 5.6 of the Reorganization Agreement.

          (iv) Each of MMI and MMI Sub has the requisite corporate power and authority to execute and deliver, and to perform its obligations under the Reorganization Agreement, the Warrant Agreement and the Noncompetition Agreement to which it is a party. Each of MMI and MMI Sub has taken all requisite corporate action to approve and adopt the Reorganization Agreement, the Warrant Agreement and the Noncompetition Agreement to which it is a party and the performance of each of their respective obligations thereunder. The Reorganization Agreement, the Warrant Agreement and the Noncompetition Agreement to which it is a party, have been duly and validly executed and delivered by each of MMI and MMI Sub. The Reorganization Agreement and Warrant Agreement to which each is a party constitute legal, valid and binding obligations of each of MMI and MMI Sub except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and subject to general principles of equity.

          (v) The execution and delivery of the Reorganization Agreement, the Warrant Agreement and the Noncompetition Agreement by each of MMI and MMI Sub and the performance and consummation by each of MMI and MMI Sub of the transactions contemplated thereto, do not result in any conflict with, breach or violation of or default, termination, forfeiture or lien under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination, forfeiture or lien under) any terms or provisions of MMI's Articles of Incorporation, MMI Sub's Certificate of Incorporation or their respective Bylaws, or, to the best of such counsel's knowledge, any judicial or governmental decree, order or judgment, to which MMI or MMI Sub is a party or to which either of MMI, R Squared Scan Systems, Inc or MMI Sub.

          (vi) To the best of such counsel's knowledge, there is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (other than the filing of the Certificate of Merger and other than consents or filings required by state or federal securities laws in connection with the issuance of MMI Shares and the Warrant) required for the consummation by MMI or MMI Sub of the transactions contemplated by this Agreement which has not been obtained or waived.

          (vii) When issued in the Merger in accordance with the Reorganization Agreement the MMI Shares will be duly authorized, validly issued, fully paid and nonassessable.

          (viii) To the best of such counsel's knowledge, (a) the transactions contemplated by the Reorganization Agreement, including the Merger, will not constitute a violation of any preemptive or other similar rights or other restriction applicable to the issue of any MMI Shares or Noncompetition Shares pursuant to MMI's Articles of Incorporation, Bylaws, or any agreement to which MMI is a party and (b) the MMI Shares and the Noncompetition Shares are free and clear of any lien, security interest, encumbrance, option, warrant, voting trust or other similar arrangement.

          (ix) The Company has reserved out of its authorized and unissued shares of Common Stock a number of shares sufficient to provide for the exercise of the rights of purchase currently represented by the Warrant.

          (x) The Warrant Shares, when issued and paid for upon exercise of the Warrant in accordance with the terms of the Warrant and the Warrant Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

          (xi) Upon the delivery and filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to and in accordance with Delaware Law, the Merger will be effective in accordance with the laws of Delaware.

                     EXHIBIT K -- Form of Voting Agreement

                               MMI MEDICAL, INC.

                                VOTING AGREEMENT

     This Voting Agreement ('Agreement') is made and entered into as of      ,
1994, between MEDIQ Incorporated, a Delaware corporation, ('MEDIQ') and the undersigned shareholder ('Shareholder') of MMI Medical, Inc., a California corporation ('MMI'). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined in Recital A below).

                                    RECITALS

     A. Concurrently with the execution of this Agreement, MEDIQ, MEDIQ Equipment & Maintenance Services, Inc., a Delaware corporation and a wholly owned subsidiary of MEDIQ ('MEDIQ Sub'), MMI and MMI Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of MMI ('MMI Sub'), have entered into an Agreement of Merger and Plan of Reorganization (the 'Reorganization Agreement') which provides for the merger (the 'Merger') of MMI Sub with and into MEDIQ Sub. Pursuant to the Merger, all shares of capital stock of MEDIQ Sub will be converted into MMI Common Stock on the basis described in the Reorganization Agreement.

     B. The Shareholder is the record holder and 'beneficial owner,' as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), of such number of outstanding shares of MMI Common Stock as is indicated on the signature page of this Agreement (the 'Shares').

     C. As a material inducement for MEDIQ and MEDIQ Sub to enter into the Reorganization Agreement, Shareholder is willing to agree not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of MMI acquired hereafter and prior to the Effective Time, and to vote the Shares and any other such shares of capital stock of MMI so as to facilitate consummation of the Merger and the other transactions contemplated by the Reorganization Agreement, including without limitation service of the MEDIQ Designees on the board of directors of MMI.

     NOW, THEREFORE, intending to be legally bound hereby the parties agree as follows:

     1. Agreement to Retain Shares.

          1.1 Transfer and Encumbrance. Shareholder agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares as defined in Section 1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Effective Time.

          1.2 Additional Purchases. Shareholder agrees that any shares of voting stock of MMI, including MMI Common Stock, that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ('New Shares') shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

          1.3 Transfer to Affiliate. As a condition to any transfer of any shares to an affiliate (as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of Shareholder's immediate family, the transfer shall agree to be bound by all the provisions of this Agreement.

     2. Agreement to Vote Shares. Until the Expiration Date (as defined in
Section 6 hereof), at every meeting of the shareholders of MMI called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of MMI with respect to any of the following, Shareholder shall vote the Shares and any New Shares as follows: (i) in favor of approval of the Reorganization Agreement and the Merger and those matters necessary to effect the Merger; (ii) prior to the Effective Time, against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with MEDIQ and its affiliates and against any liquidation or winding up of MMI (each of the foregoing is hereinafter referred to as an 'Opposing Proposal'); and (iii) in favor of those matters necessary to cause immediately following the Effective Time and thereafter (x) the MEDIQ Designees to serve as members of the Board of Directors of MMI and (y) the Board of Directors of MMI to consist of no more than seven members. Shareholder agrees not to take action contrary to the consummation of the Merger.

     3. Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to MEDIQ and MEDIQ agrees to exercise its rights to effect the Merger pursuant a proxy in the form attached hereto as Exhibit A (the 'Proxy'), which shall be irrevocable to the extent provided in California General Corporation Law, with the total number of shares of capital stock of MMI 'beneficially owned' (as such term is defined in Rule 13d-3 under the Exchange
Act) by Shareholder set forth therein.

     4. Representations, Warranties and Covenants of the Shareholder. Shareholder hereby represents, warrants and covenants to MEDIQ and MEDIQ Sub as follows:

          4.1 Ownership of Shares. Shareholder (i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Effective Time or earlier termination of the Reorganization Agreement will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of voting stock of MMI, including the MMI Common Stock other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to execute, deliver and carry out the terms of this Agreement and the Proxy.

          4.2 No Proxy Solicitations. Shareholder will not, and will not permit any entity under Shareholder's control to: (i) solicit proxies or become a 'participant' in a 'solicitation' (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise seek to advise or influence any party in taking or planning any action that would compete with or restrain the timely consummation of the Merger in accordance with the terms of the Reorganization Agreement; (ii) initiate a shareholders' vote or action by consent of MMI shareholders with respect to an Opposing Proposal; or (iii) become a member of a 'group' (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of MMI with respect to an Opposing Proposal.

     5. Additional Documents. Shareholder and MEDIQ hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of MEDIQ or Shareholder, as the case may be, to carry out the intent of this Agreement.

     6. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date. As used herein, the term 'Expiration Date' shall mean the earlier to occur of (i) such date and time as the MMI Shares are required to, and may, under applicable law, be distributed by MEDIQ to its stockholders pursuant to Section 7.12 of the Reorganization Agreement and
(ii) such date and time as the Reorganization Agreement shall be terminated pursuant to Article XII thereof.

     7. Miscellaneous.

          7.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          7.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          7.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party against whom enforcement is sought.

          7.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that MEDIQ will be irreparably harmed and that there will be no adequate remedy at law for a violation or breach of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to MEDIQ upon any such violation or breach, MEDIQ shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to MEDIQ at law or in equity.

          7.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

If to MEDIQ:                                   MEDIQ Incorporated
                                               One MEDIQ Plaza
                                               Pennsauken, NJ 08110
                                               Attn: President

                                               With a copy to its General Counsel at the
                                               same address

With a copy to:                                Wilson, Sonsini, Goodrich & Rosati
                                               650 Page Mill Road
                                               Palo Alto, California 94304
                                               Attn: Robert T. Clarkson, Esq.

If to Shareholder:                             To the address for notice set forth on the
                                               last page hereof.

     or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          7.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California.

          7.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          7.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          7.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

SHAREHOLDER                                               MEDIQ INCORPORATED

Print Name of Shareholder:                                By: ______________________________
                                                              Title
__________________________________

By: ______________________________
    Title:

By: ______________________________
    Title:

By: ______________________________
    Title:

Shareholder's Address for Notice

________________________________

________________________________

________________________________

Shares beneficially owned:
__________ shares of Common Stock

                                  EXHIBIT A

                              IRREVOCABLE PROXY

     The undersigned shareholder of MMI Medical, Inc., a California corporation ('MMI'), hereby irrevocably (to the extent provided and permitted by applicable law) appoints the directors on the board of directors of MEDIQ Incorporated, a Delaware corporation ('MEDIQ'), and each of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of MMI beneficially owned by the undersigned, which shares are listed below (the 'Shares'), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, but only to the extent provided below, until such time as that certain Agreement and Plan of Reorganization
dated as of                , 1994 (the 'Reorganization Agreement'), among MMI,
MMI Acquisition Subsidiary, Inc., a Delaware corporation ('MMI Sub'), MEDIQ and MEDIQ Equipment and Maintenance Services, Inc., a Delaware corporation ('MEDIQ Sub'), shall be terminated in accordance with its terms or the Merger (as defined in the Reorganization Agreement) is effective. Upon the execution hereof, any and all prior proxies given by the undersigned with respect to the Shares and any all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given. This proxy is irrevocable (to the extent provided by applicable law) and is granted in connection with the Voting Agreement dated as
of                 , 1994 (the 'Voting Agreement') among MEDIQ and the
undersigned shareholder, and is granted in consideration of MEDIQ entering into the Reorganization Agreement.

     The attorneys and proxies named above will be empowered at any time prior to termination of the Reorganization Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourn meeting of MMI shareholders and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Reorganization Agreement and those matters necessary to effect the Merger, and, prior to the Effective Time against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of MMI with any party other than MEDIQ and its affiliates and against any liquidation or winding up of MMI.

     Any obligations of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. This proxy is irrevocable.

Dated: __________________________ , 1994

Print name of shareholder: _____________________________________________________

                           By: _________________________________________________
                                 Title:

                           By: _________________________________________________
                                 Title:

                           By: _________________________________________________
                                 Title:

Shares benefically owned: ______________________________________________________